Ex. 10.25
                         POST-PETITION CREDIT AGREEMENT

                                      among

                              PILLOWTEX CORPORATION
                                 PILLOWTEX, INC.
                              PTEX HOLDING COMPANY
                      PILLOWTEX MANAGEMENT SERVICES COMPANY
                          BEACON MANUFACTURING COMPANY
                           MANETTA HOME FASHIONS, INC.
                          TENNESSEE WOOLEN MILLS, INC.
                             FIELDCREST CANNON, INC.
                            CRESTFIELD COTTON COMPANY
                                   ENCEE, INC.
                                FCC CANADA, INC.
                        FIELDCREST CANNON FINANCING, INC.
                        FIELDCREST CANNON LICENSING, INC.
                      FIELDCREST CANNON INTERNATIONAL, INC.
 FIELDCREST CANNON SF, INC. (formerly known as Fieldcrest Cannon Sure Fit, Inc.)
                     FIELDCREST CANNON TRANSPORTATION, INC.
                                 ST. MARYS, INC.
                         AMOSKEAG MANAGEMENT CORPORATION
                         DOWNEAST SECURITIES CORPORATION
                            BANGOR INVESTMENT COMPANY
                            MOORE'S FALLS CORPORATION
                             THE LESHNER CORPORATION
                           LESHNER OF CALIFORNIA, INC.
                            OPELIKA INDUSTRIES, INC.,
                                    Borrowers

                        ---------------------------------

                             BANK OF AMERICA, N.A.,
                              Administrative Agent

                                      and

                            the LENDERS party hereto

                          Dated as of November 14, 2000

                       ----------------------------------

                                  $150,000,000
                                 Credit Facility

                                TABLE OF CONTENTS
                                -----------------

                                                                                                               Page
                                                                                                               ----
SECTION 1.        DEFINITIONS................................................................................     2
                  -----------
         1.1      Defined Terms..............................................................................     2
                  -------------
         1.2      Other Definitional Provisions..............................................................    14
                  -----------------------------

SECTION 2.        COMMITMENTS................................................................................    15
                  -----------
         2.1      Commitments................................................................................    15
                  -----------
         2.2      Letter of Credit Commitments...............................................................    15
                  ----------------------------
         2.3      Certain Limitations........................................................................    15
                  -------------------
         2.4      Voluntary Commitment Reductions............................................................    16
                  -------------------------------
         2.5      Fees.......................................................................................    16
                  ----
         2.6      Use of Proceeds............................................................................    17
                  ---------------

SECTION 3.        LETTERS OF CREDIT..........................................................................    17
                  -----------------
         3.1      Issuances and Extensions...................................................................    17
                  ------------------------
         3.2      Participating Interests....................................................................    18
                  -----------------------
         3.3      Payments in Respect of Letters of Credit...................................................    18
                  ----------------------------------------
         3.4      Actions Upon Maturity......................................................................    18
                  ---------------------
         3.5      Further Assurances.........................................................................    19
                  ------------------
         3.6      Obligations Absolute.......................................................................    19
                  --------------------
         3.7      Assignments................................................................................    19
                  -----------
         3.8      Participations.............................................................................    19
                  --------------

SECTION 4.        GENERAL PROVISIONS APPLICABLE TO DIP LOANS.................................................    20
                  ------------------------------------------
         4.1      Procedure for DIP Loan Borrowings..........................................................    20
                  ---------------------------------
         4.2      Repayments and Prepayments.................................................................    21
                  --------------------------
         4.3      Treatment of Asset Sales...................................................................    22
                  ------------------------
         4.4      Interest Rates and Payment Dates...........................................................    22
                  --------------------------------
         4.5      Computation of Interest and Fees...........................................................    22
                  --------------------------------
         4.6      Pro Rata Treatment and Payments............................................................    23
                  -------------------------------
         4.7      Additional Costs...........................................................................    24
                  ----------------
         4.8      Limitation on Eurodollar Loans.............................................................    26
                  ------------------------------
         4.9      Illegality.................................................................................    26
                  ----------
         4.10     Base Rate Loans Pursuant to Sections 4.7, 4.8 and 4.9......................................    26
                  -----------------------------------------------------
         4.11     Compensation...............................................................................    27
                  ------------
         4.12     Extension of Termination Date..............................................................    27
                  -----------------------------

SECTION 5.        REPRESENTATIONS AND WARRANTIES.............................................................    28
                  ------------------------------
         5.1      Financial Condition........................................................................    28
                  -------------------
         5.2      No Change..................................................................................    28
                  ---------
         5.3      Corporate Existence; Compliance with Law...................................................    28
                  ----------------------------------------


         5.4      Corporate Power; Authorization.............................................................    29
                  ------------------------------
         5.5      Enforceable Obligations....................................................................    29
                  -----------------------
         5.6      No Legal Bar...............................................................................    29
                  ------------
         5.7      No Material Litigation.....................................................................    30
                  ----------------------
         5.8      Investment Company Act.....................................................................    30
                  ----------------------
         5.9      Federal Regulation.........................................................................    30
                  ------------------
         5.10     Taxes......................................................................................    30
                  -----
         5.11     Subsidiaries...............................................................................    30
                  ------------
         5.12     Ownership of Property; Liens...............................................................    31
                  ----------------------------
         5.13     ERISA......................................................................................    31
                  -----
         5.14     Patents, Copyrights, Permits, Trademarks and Licenses......................................    32
                  -----------------------------------------------------
         5.15     Environmental Matters......................................................................    32
                  ---------------------
         5.16     Accuracy and Completeness of Information...................................................    33
                  ----------------------------------------

SECTION 6.        CONDITIONS PRECEDENT.......................................................................    33
                  --------------------
         6.1      Conditions to Initial DIP Loans and Letters of Credit......................................    33
                  -----------------------------------------------------
         6.2      Conditions to All DIP Loans and Letters of Credit..........................................    35
                  -------------------------------------------------

SECTION 7.        AFFIRMATIVE COVENANTS......................................................................    35
                  ---------------------
         7.1      Financial Statements.......................................................................    36
                  --------------------
         7.2      Certificates; Other Information............................................................    37
                  -------------------------------
         7.3      Payment of Obligations.....................................................................    38
                  ----------------------
         7.4      Conduct of Business and Maintenance of Existence...........................................    38
                  ------------------------------------------------
         7.5      Maintenance of Property; Insurance.........................................................    39
                  ----------------------------------
         7.6      Inspection of Property; Books and Records; Discussions.....................................    39
                  ------------------------------------------------------
         7.7      Notices....................................................................................    39
                  -------
         7.8      Environmental Laws.........................................................................    40
                  ------------------
         7.9      Cash Concentration Account.................................................................    41
                  --------------------------
         7.10     Financial Advisor..........................................................................    41
                  -----------------

SECTION 8.  NEGATIVE COVENANTS...............................................................................    42
            ------------------
         8.1      Indebtedness...............................................................................    42
                  ------------
         8.2      Limitation on Liens........................................................................    42
                  -------------------
         8.3      Limitation on Contingent Obligations.......................................................    43
                  ------------------------------------
         8.4      Prohibition of Fundamental Changes.........................................................    43
                  ----------------------------------
         8.5      Prohibition on Sale of Assets..............................................................    43
                  -----------------------------
         8.6      Limitation on Investments, Loans and Advances..............................................    43
                  ---------------------------------------------
         8.7      Limitation on Dividends....................................................................    44
                  -----------------------
         8.8      Transactions with Affiliates...............................................................    44
                  ----------------------------
         8.9      Foreign Exchange Contracts.................................................................    44
                  --------------------------
         8.10     Limitation on Creation of and Investments in Subsidiaries..................................    44
                  ---------------------------------------------------------
         8.11     DIP Financing..............................................................................    44
                  -------------
         8.12     Alteration of Rights of Lenders............................................................    45
                  -------------------------------
         8.13     Chapter 11 Claims..........................................................................    45
                  -----------------
         8.14     Change in Management.......................................................................    45
                  --------------------

         8.15     Capital Expenditures.......................................................................    45
                  --------------------
         8.16     Asset Coverage Ratio.......................................................................    45
                  --------------------
         8.17     Operating Cash Flow........................................................................    45
                  -------------------

SECTION 9.        EVENTS OF DEFAULT..........................................................................    45
                  -----------------
         9.1      Events of Default..........................................................................    45
                  -----------------

SECTION 10.       THE AGENT; ISSUER..........................................................................    48
                  -----------------
         10.1     Appointment................................................................................    48
                  -----------
         10.2     Delegation of Duties.......................................................................    49
                  --------------------
         10.3     Exculpatory Provisions.....................................................................    49
                  ----------------------
         10.4     Reliance by Administrative Agent...........................................................    49
                  --------------------------------
         10.5     Notice of Default..........................................................................    49
                  -----------------
         10.6     Non-Reliance on Administrative Agent and Other Lenders.....................................    50
                  ------------------------------------------------------
         10.7     Indemnification............................................................................    50
                  ---------------
         10.8     The Administrative Agent in its Individual Capacity........................................    51
                  ---------------------------------------------------
         10.9     Successor Administrative Agent.............................................................    51
                  ------------------------------
         10.10    Bank of America as Issuer of Letters of Credit.............................................    51
                  ----------------------------------------------

SECTION 11.       MISCELLANEOUS..............................................................................    51
                  -------------
         11.1     Amendments and Waivers.....................................................................    51
                  ----------------------
         11.2     Notices....................................................................................    52
                  -------
         11.3     No Waiver; Cumulative Remedies.............................................................    54
                  ------------------------------
         11.4     Survival of Representations and Warranties.................................................    54
                  ------------------------------------------
         11.5     Payment of Expenses and Taxes..............................................................    54
                  -----------------------------
         11.6     Successors and Assigns; Participations; Purchasing Lenders.................................    55
                  ----------------------------------------------------------
         11.7     Adjustments; Set-Off.......................................................................    58
                  --------------------
         11.8     Counterparts...............................................................................    59
                  ------------
         11.9     Governing Law; No Third-Party Rights.......................................................    59
                  ------------------------------------
         11.10    WAIVER OF JURY TRIAL.......................................................................    59
                  --------------------
         11.11    Additional Grant of Lien...................................................................    59
                  ------------------------
         11.12    Interest...................................................................................    59
                  --------
         11.13    No Duty....................................................................................    60
                  -------
         11.14    No Fiduciary Relationship..................................................................    60
                  -------------------------
         11.15    Equitable Relief...........................................................................    60
                  ----------------
         11.16    No Waiver; Cumulative Remedies.............................................................    61
                  ------------------------------
         11.17    Severability...............................................................................    61
                  ------------
         11.18    Headings...................................................................................    61
                  --------
         11.19    Non-Application of Chapter 346 of Texas Finance Code.......................................    61
                  ----------------------------------------------------
         11.20    Construction...............................................................................    61
                  ------------
         11.21    Independence of Covenants..................................................................    61
                  -------------------------
         11.22    NO ORAL AGREEMENTS.........................................................................    61
                  ------------------

                             SCHEDULES AND EXHIBITS
                             ======================

Schedules
---------

A        -        Commitment Percentages
5.7      -        Litigation
5.10     -        Tax Matters
5.11     -        Subsidiaries
5.13     -        ERISA
5.14     -        Intellectual Property
5.15     -        Environmental Matters


Exhibits
--------
A        -        Cash Management Order
B        -        Commitment Transfer Supplement
C        -        Interim Order

                         POST-PETITION CREDIT AGREEMENT
                         ------------------------------


     THIS POST-PETITION CREDIT AGREEMENT, dated as of November 14, 2000, is entered into among PILLOWTEX CORPORATION (the "Parent Corporation"), PILLOWTEX,
                                               ------------------
INC., PTEX HOLDING COMPANY, PILLOWTEX MANAGEMENT SERVICES COMPANY, BEACON MANUFACTURING COMPANY, MANETTA HOME FASHIONS, INC., TENNESSEE WOOLEN MILLS, INC., FIELDCREST CANNON, INC., CRESTFIELD COTTON COMPANY, ENCEE, INC., FCC CANADA, INC., FIELDCREST CANNON FINANCING, INC., FIELDCREST CANNON LICENSING, INC., FIELDCREST CANNON INTERNATIONAL, INC., FIELDCREST CANNON SF, INC. (formerly known as Fieldcrest Cannon Sure Fit, Inc.), FIELDCREST CANNON TRANSPORTATION, INC., ST. MARYS, INC., AMOSKEAG MANAGEMENT CORPORATION, DOWNEAST SECURITIES CORPORATION, BANGOR INVESTMENT COMPANY, MOORE'S FALLS CORPORATION, THE LESHNER CORPORATION, LESHNER OF CALIFORNIA, INC., and OPELIKA INDUSTRIES, INC. (collectively, with the Parent Corporation, the "Borrowers"), the several
                                                      ---------
lenders from time to time parties hereto (collectively, the "Lenders") and Bank
                                                             -------
of America, N.A., as Administrative Agent (in such capacity, the "Administrative
                                                                  --------------
Agent").
-----

                              W I T N E S S E T H:

     WHEREAS, on November 14, 2000 (the "Filing Date") the Parent Corporation
                                         -----------
filed with the United States Bankruptcy Court for the District of Delaware, a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code") (the "Voluntary Bankruptcy Case");
           ---------------         -------------------------

     WHEREAS, on the Filing Date, the other Borrowers filed with the United States Bankruptcy Court for the District of Delaware voluntary petitions for relief under Chapter 11 of the Bankruptcy Code;

     WHEREAS, the Borrowers have requested that the Lenders from time to time after the Effective Date (as hereinafter defined) and prior to the Termination Date (as hereinafter defined) make DIP Loans (as hereinafter defined) to the Borrowers and issue or participate in Letters of Credit (as hereinafter defined) for the account of one or more of the Borrowers up to the Total Credit Commitment (as hereinafter defined) subject to the terms and conditions set forth herein; and

     WHEREAS, the Lenders are willing, on the terms and conditions hereinafter set forth, to make such DIP Loans and issue or participate in such Letters of Credit;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and intending to be legally bound hereby, the parties hereto agree as follows:

SECTION 1.  DEFINITIONS.
            -----------

     1.1    Defined Terms.  As used in this Agreement, the following terms shall
            -------------
have the following meanings:

     "Adjusted Eurodollar Rate": for any Eurodollar Loan for any Interest Period
      ------------------------
therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) determined by the Administrative Agent to be equal to the quotient obtained by dividing (a) the Eurodollar Rate for such Eurodollar Loan for such Interest Period by (b) 1 minus the Reserve Requirement for such Eurodollar Loan for such Interest Period.

     "Affiliate":  of any Person: (a) any Person (other than a Subsidiary)
      ---------
which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person, or (b) any Person who is a director or officer
(i) of such Person, (ii) of any Subsidiary of such Person or (iii) of any Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the power, direct or indirect, (i) to vote 10% or more of the securities having ordinary voting power for the election of directors of such Person, whether by ownership of securities, contract, proxy or otherwise or (ii) to direct or cause the direction of the management and policies of such Person, whether by ownership of securities, contract, proxy or otherwise.

     "Agreement":  this Post-Petition Credit Agreement, as amended, supplemented
      ---------
or modified from time to time.

     "Applicable Margin":  a per annum percentage equal to (a) 3.50% with
      -----------------
respect to Eurodollar Loans and (b) 1.00% for Base Rate Loans.

     "Authorized Representative":  with respect to any Borrower, any of the
      -------------------------
Chief Executive Officer, President, Chief Operating Officer, any Vice President, the Chief Financial Officer, Treasurer, or any other Person expressly designated by the Board of Directors of such Borrower (or the appropriate committee thereof) as an Authorized Representative of such Borrower.

     "Bankruptcy Code":  as defined in the first recital.
      ---------------

     "Bankruptcy Court":  the United States Bankruptcy Court for the District of
      ----------------
Delaware or such other court as shall have jurisdiction over the Chapter 11
Cases.

     "Base Rate":  for any day, a per annum interest rate equal to the higher of
      ---------
(a) the sum of 0.50% plus the Federal Funds Rate on such day or (b) the Prime Rate on such day. The Base Rate shall be adjusted automatically as of the opening of business on the effective date of each change in the Prime Rate or Federal Funds Rate, as applicable, to account for such change.

     "Base Rate Loans":  DIP Loans that bear interest at rates based upon the
      ---------------
Base Rate.

     "Benefitted Lender":  as defined in Section 11.7.
      -----------------                  ------------
     "Bank of America":  Bank of America, N.A.
      ---------------

     "Borrowers":  as defined in the preamble.
      ---------

     "Borrowing":  the making of DIP Loans or issuance of Letters of Credit on
      ---------
any Business Day in accordance with Sections 2, 3 and 4.
                                    -------------     -

     "Borrowing Date":  any Business Day, (a) specified in a notice pursuant to
      --------------
Section 4.1 as a date on which the Designated Notification Borrower requests the
-----------
Lenders to make DIP Loans hereunder or (b) on which the Issuing Bank issues a Letter of Credit in accordance with the provisions of Section 3 and the L/C
                                                      ---------
Application submitted therefor.

     "Budget":  the Consolidated monthly financial statement projections,
      ------
including professional fees and expenses, covering the period commencing on the Filing Date and continuing through the Scheduled Termination Date, delivered to the Administrative Agent concurrently herewith, as the same may be amended from time to time with the consent of the Borrowers, the Administrative Agent, the Issuing Bank and the Required Lenders.

     "Business Day":  a day other than a Saturday, Sunday or other day on which
      ------------
commercial lenders in Dallas, Texas or Kannapolis, North Carolina, are authorized or required by law to close, and with respect to any Eurodollar Loan, a day on which commercial banks are open for the transaction of commercial banking business (including dealings in Dollar deposits) in London, England.

     "Capital Expenditures": for any period, expenditures made by the Borrowers
      --------------------
to acquire or construct fixed assets, plant and equipment (including renewals, improvements and replacements during such period and the aggregate amount of items leased or acquired under Financing Leases at the capitalized cost of the item) computed in accordance with GAAP.

     "Carve-Out":  as defined in the Interim Order.
      ---------

     "Cash Equivalents":  (a)  obligations issued or fully guaranteed or insured
      ----------------
by the United States Government or any state thereof, the District of Columbia or the Commonwealth of Puerto Rico or any agency or instrumentality thereof having maturities of not more than 12 months from the date of acquisition, (b) certificates of deposit and Eurodollar time deposits with maturities of 12 months or less from the date of acquisition, bankers' acceptances with maturities not exceeding 12 months and other interest bearing deposits or accounts, in each case with any Lender or with any commercial bank organized under the laws of the United States of America or any state thereof, the District of Columbia or the Commonwealth of Puerto Rico, each having capital and surplus in excess of $100,000,000, (c) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses
(a) and (b) entered into with any financial institution meeting the qualifications specified in clause (b) above, (d) commercial paper issued by any Lender or any Affiliate of any Lender and commercial paper rated A/1 or the equivalent thereof by Standard & Poor's Ratings Group or P-1 or the equivalent thereof by Moody's Investors Service, Inc. on the date of investment and in each case maturing within 12 months after the date of acquisition; and (e) money market funds that invest in any of the foregoing clauses (a)-(d).

     "Cash Management Order":  an order entered by the Bankruptcy Court
      ---------------------
substantially in the form of Exhibit A.
                             ---------

     "Change in Law":  with respect to any Lender, the Administrative Agent or
      -------------
the Issuing Bank, the adoption of any law, rule, regulation, policy, guideline or directive (whether or not having the force of law) or any change therein or in the interpretation or application thereof by any Governmental Authority having jurisdiction over such Lender, the Administrative Agent or the Issuing Bank, in each case after the Effective Date.

     "Changes in Accounts Receivable":   The difference between the net book
      ------------------------------
value of accounts receivable (as reported in accordance with GAAP) at the beginning of a reporting period and the end of said reporting period on a consolidated basis for the Borrowers and their Subsidiaries excluding any changes caused by non-cash charges that are not also included in EBITDA during the reporting period.

     "Changes in Inventory":   The difference between the net book value of
      --------------------
inventory (as reported in accordance with GAAP) at the beginning of a reporting period and the end of said reporting period on a consolidated basis for the Borrowers and their Subsidiaries excluding any changes caused by non-cash charges that are not also included in EBITDA during the reporting period.

     "Changes in Post-Petition Accounts Payable":   The difference between the
      -----------------------------------------
book value of post-petition accounts payable (as reported in accordance with GAAP) at the beginning of a reporting period and the end of said reporting period on a consolidated basis for the Borrowers and their Subsidiaries.

     "Chapter 11 Cases":  the Voluntary Bankruptcy Case of the Parent
      ----------------
Corporation and the chapter 11 cases of the other Borrowers under Case Nos. 00-04211 (SLR) in the Bankruptcy Court.

     "Code":  the Internal Revenue Code of 1986, as amended from time to time.
      ----

     "Commitment":  with respect to each Lender, such Lender's obligation
      ----------
pursuant to this Agreement to make DIP Loans and issue (or participate in the issuance of) Letters of Credit.

     "Commitment Percentage":  relative to any Lender, the percentage set forth
      ---------------------
opposite its name in the column labeled "Commitment Percentage" on Schedule A
                                                                   ----------
attached hereto.

     "Commitment Transfer Supplement":  a supplement substantially in the form
      ------------------------------
of Exhibit B attached hereto.
   ---------

     "Commonly Controlled Entity":  an entity, whether or not incorporated,
      --------------------------
which is under common control with the Parent Corporation within the meaning of
Section 414(b) or (c) of the Code.

     "Company Property":  as defined in Section 5.12.
      ----------------                  -------------

     "Consolidated":  refers to the consolidation of the accounts of the Parent
      ------------
Corporation and its Subsidiaries in accordance with GAAP, including principles of consolidation.

     "Consummation Date":  with respect to a plan of reorganization for one or
      -----------------
more of the Borrowers proposed pursuant to Section 1121 et seq. of the
                                                        -- ----
Bankruptcy Code, as the case may be, the earlier of the date on which (i) the effective date of such plan of reorganization occurs, as the case may be, or
(ii) "substantial consummation" (as defined in Section 1101(2) of the Bankruptcy
Code) of such plan of reorganization shall have occurred, as the case may be.

     "Contingent Obligation":  as to any Person, any obligation of such Person
      ---------------------
guaranteeing or in effect guaranteeing any Indebtedness, Financing Leases, dividends or other obligations ("primary obligations") of any other Person (the
                                 -------------------
"primary obligor") in any manner, whether directly or indirectly, including,
 ---------------
without limitation, any obligation of such Person, whether or not contingent (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the
                                                    --------  -------
term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business and customary indemnities given in connection with asset sales in the ordinary course of business. The amount of any Contingent Obligation with respect to any Borrower or any of its Subsidiaries shall be deemed to be an amount equal to the stated or determinable amount (based on the maximum reasonably anticipated net liability in respect thereof as determined by such Borrower in good faith) of the primary obligation or portion thereof in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated net liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Borrower in good faith.

     "Contractual Obligation":  as to any Person, any provision of any security
      ----------------------
issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of the property owned by it is bound.

     "Controlled Group":  all members of a controlled group of corporations or
      ----------------
all members of a controlled group of trades or businesses (whether or not incorporated) under common control, which together with the Borrowers, are treated as a single employer under Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA.

     "Default":  any of the events specified in Section 9, whether or not any
      -------                                   ---------
requirement for the giving of notice, the lapse of time, or both, has been satisfied.

     "Designated Notification Borrower":  Pillowtex Corporation, a Texas
      --------------------------------
corporation, or other Borrower designated by each of the Borrowers to be the Designated Notification Borrower upon notice to the Administrative Agent and the Lenders in accordance with the terms of Section 11.2.
                                        ------------

     "Designated Post-Petition Loans":  as defined in the Interim Order.
      ------------------------------

     "DIP Financing Documents":  the collective reference to this Agreement, all
      -----------------------
Letters of Credit, each order and each other instrument, document or agreement required to be delivered pursuant hereto or thereto.

     "DIP Loans":  as defined in Section 2.1
      ---------

     "Dollars" and "$":  dollars in lawful currency of the United States of
      -------       -
America.

     "Earnings From Operations": the meaning given to such term pursuant to
      ------------------------
GAAP.

     "EBITDA":   for any period, determined in accordance with GAAP on a
      ------
consolidated basis for the Borrowers and their Subsidiaries the sum of (a) Earnings From Operations plus (b) depreciation and amortization to the extent included in determining Earnings From Operations, plus (c) professional fees incurred outside the ordinary course of business including legal counsel, financial advisors, human resource consultants, manufacturing consultants, and cash management consultants to the extent included in determining Earnings From Operations, plus (d) non-cash charges associated with the permanent closure of a facility or facilities to the extent included in determining Earnings From Operations, plus, (e) cash charges associated with the permanent closure of a facility or facilities to the extent included in determining Earnings From Operations, plus (f) non-cash charges associated with the write-down or adjustment of net asset values including goodwill to the extent included in determining Earnings From Operations, plus (g) other non-cash charges (excluding any such non-cash charge to the extent it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period except as noted in (d) and (e), above) to the extent included in determining Earnings From Operations, plus (h) payments or accruals related to a Bankruptcy Court approved key employee retention program, plus (i) payments for severance made prior to the Filing Date to the extent deducted in determining Earnings From Operations.

     "Effective Date":  the first date on which all of the conditions precedent
      --------------
contained in Section 6.1 hereof are satisfied or waived.
             -----------

     "Environmental Laws":  any and all applicable Federal, state, local or
      ------------------
municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or other applicable requirements of any Governmental Authority regulating, or imposing liability or standards of conduct concerning environmental protection matters, as now or may at any time hereafter be in effect, including, without limitation, any applicable provisions of the Clean Water Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Superfund Amendment and Reauthorization Act of 1986, the Emergency Planning and Community Right to Know Act, the Resource Conservation and Recovery Act of 1976, the Safe Drinking Water Act, and the Toxic Substances Control Act, together, in each case, with each amendment, supplement or other modification thereto, and the regulations adopted and publications promulgated thereunder and all substitutions therefor.

     "ERISA":  the Employee Retirement Income Security Act of 1974, as amended
      -----
from time
to time.

     "Eurodollar Loans":  DIP Loans the interest rates on which are determined
      ----------------
on the basis of rates referred to in the definition of "Eurodollar Rate".

     "Eurodollar Rate":  for any Interest Period with respect to any Eurodollar
      ---------------
Loan:

               (a) the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on the page of the Telerate screen that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

               (b) if the rate referenced in the preceding subsection (a) does not appear on such page or service or such page or service shall cease to be available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

               (c) if the rates referenced in the preceding subsections (a) and
          (b) are not available, the rate per annum determined by the Administrative Agent as the rate of interest (rounded upward to the next 1/100th of 1%) at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Loan being made, continued or converted by Administrative Agent and with a term equivalent to such Interest Period would be offered by Administrative Agent's London Branch to major banks in the offshore Dollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period.

     "Event of Default":  any of the events specified in Section 9, provided
      ----------------                                   ---------
that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

     "Federal Funds Rate":  for any day, the rate per annum (rounded upwards if
      ------------------
necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of Dallas on the Business Day next succeeding such day, provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Administrative Agent on such day on such transactions from three federal funds brokers of recognized standing selected by it.

     "Fee Property":  as defined in Section 5.12.
      ------------                  ------------

     "Filing Date":  as defined in the first recital.
      -----------

     "Final Order":  an order of the Bankruptcy Court which contains
      -----------
substantially the same provisions as the Interim Order.

     "Financing Lease":  (a) any lease of property, real or personal, the
      ---------------
obligations under which are capitalized on a Consolidated balance sheet of the Parent Corporation and its Subsidiaries in accordance with GAAP, and (b) any other such lease to the extent that the then present value of any rental commitment thereunder should, in accordance with GAAP, be capitalized on a balance sheet of the lessee.

     "Financing Orders":  collectively, the Interim Order and the Final Order.
      ----------------

     "Foreign Subsidiary":  any Subsidiary of any Borrower which is not
      ------------------
organized under the laws of any state of the United States of America or the District of Columbia.

     "GAAP":  generally accepted accounting principles in the United States of
      ----
America in effect from time to time.

     "Governmental Authority":  any nation or government, any state or other
      ----------------------
political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Hazardous Materials":  any hazardous materials, hazardous wastes,
      -------------------
hazardous or toxic substances, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, gasoline and any other petroleum products (including crude oil or any fraction thereof).

     "Highest Lawful Rate":  with respect to each Lender, the maximum
      -------------------
nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the DIP Loans or on other Indebtedness under laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

     "Indebtedness":  of a Person, at a particular date, (a) all indebtedness of
      ------------
such Person for borrowed money or for the deferred purchase price of property or services, (b) the undrawn face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder and unpaid reimbursement obligations with respect thereto, (c) all liabilities (other than Lease Obligations) secured by any Lien on any property owned by such Person, even though such Person has not assumed or become liable for the payment thereof, (d) a) all indebtedness of such Person under Financing Leases and (e) all indebtedness of such Person arising under acceptance facilities; but, in each case, excluding trade and other accounts payable and accrued expenses payable arising from and after the Filing Date in the ordinary course of business which are not overdue for a period of more than 120 days or, if overdue for more than 120 days, as to which a dispute exists and adequate reserves in conformity with GAAP have been established on the books of such Person.

     "Insolvency":  with respect to a Multiemployer Plan, the condition that
      ----------
such Plan is insolvent within the meaning of such term as used in Section 4245 of ERISA.

     "Interest Period":  with respect to any Eurodollar Loan, the period
      ---------------
commencing on the date such Eurodollar Loan is made and ending on the numerically corresponding day in the first, second, or third calendar month thereafter, as the Designated Notification Borrower may select as provided in
Section 4.1(a) (or such longer period as may be requested by the Designated
--------------
Notification Borrower and agreed to by the Required Lenders), except that each Interest Period which commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month.

     Notwithstanding the foregoing: (i) no Interest Period for any DIP Loan may end after the Scheduled Termination Date; (ii) each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); and (iii) no Interest Period shall have a duration of less than one month and, if the Interest Period for any Eurodollar Loans would otherwise be for a shorter period, such DIP Loans shall not be available hereunder.

     "Interim Order":  an order of the Bankruptcy Court substantially in the
      -------------
form of Exhibit C attached hereto.
        ---------

     "Issuing Bank":  initially Bank of America and thereafter any other Lender
      ------------
appointed by the Parent Corporation and approved by the Administrative Agent (such approval not to be unreasonably withheld) that agrees to serve as issuer of Letters of Credit hereunder.

     "Key Management":  Scott Shimizu and Anthony Williams.
      --------------

     "L/C Application":  with respect to any Letter of Credit, a letter of
      ---------------
credit application in the Issuing Bank's then customary form completed to the reasonable satisfaction of the Issuing Bank, together with the proposed form of such Letter of Credit (which shall comply with the provisions of Section 3.1
                                                                 -----------
hereof) and such other certificates, documents and other papers as reasonably required by the Issuing Bank.

     "L/C Obligations":  at any time, the aggregate amount of obligations of the
      ---------------
Borrowers to reimburse the Issuing Bank for any payments made by the Issuing Bank under any Letters of Credit that have not at that time been reimbursed by the Borrowers pursuant to Section 3.3.
                          -----------

     "L/C Participating Interest":  an undivided participating interest in the
      --------------------------
Stated Amount of each issued and outstanding Letter of Credit and the L/C Application relating thereto and any L/C

Obligations with respect thereto.

     "Lease Obligations":  of the Borrowers and their Subsidiaries, as of the
      -----------------
date of any determination thereof, the rental commitments of the Borrowers and their Subsidiaries determined on a Consolidated basis, if any, under leases for real and/or personal property (net of rental commitments from sub-leases thereof under which no default by the sublessees has occurred and is continuing), excluding however, obligations under Financing Leases.

     "Leased Property":  as defined in Section 5.12.
      ---------------                  ------------

     "Lenders":  as defined in the preamble.
      -------

     "Letter of Credit Commitment": $60,000,000.
      ---------------------------

     "Letter of Credit Facility":  the facility described in Section 3 providing
      -------------------------                              ---------
for the issuance by the Issuing Bank for the account of one or more of the Borrowers of Letters of Credit in an aggregate Stated Amount at any time outstanding not in excess of the Letter of Credit Commitment.

     "Letter of Credit Liability":  on any date, an amount equal to the sum of
      --------------------------
(i) the aggregate Stated Amount of all issued and undrawn Letters of Credit plus
                                                                            ----
(ii) the aggregate amount of all L/C Obligations.

     "Letter of Credit":  an irrevocable letter of credit issued pursuant to
      ----------------
this Agreement under which the Issuing Bank agrees to make payments in Dollars for the account of any Borrower, in respect of obligations incurred pursuant to contracts made or performances undertaken or to be undertaken or like matters relating to contracts to which any Borrower is or proposes to become a party in the ordinary course of business, including, without limiting the foregoing, for insurance purposes or in respect of advance payments or as bid or performance bonds or in connection with industrial revenue bonds or for any other purpose for which a standby letter of credit might customarily be issued.

     "Lien":  any mortgage, pledge, hypothecation, assignment, deposit
      ----
arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing except for the filing of financing statements in connection with Lease Obligations incurred by the Borrowers or their Subsidiaries to the extent that such financing statements relate to the property subject to such Lease Obligations).

     "Material Adverse Effect":  (a) a material adverse change in, or a material
      -----------------------
adverse effect upon, the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of the Borrowers and their Subsidiaries taken as a whole, other than the commencement of the Voluntary Bankruptcy Case or the Chapter 11 Cases or (b) a material adverse effect upon the validity, binding effect or enforceability against any Borrowers of any DIP Financing

Document.

     "Monthly Payment Date":  the last Business Day of each month, commencing
      --------------------
November 30, 2000.

     "Multiemployer Plan":  a Plan which is a multiemployer plan as defined in
      ------------------
Section 4001(a)(3) of ERISA.

     "Non-Funding Lender":  as defined in Section 4.6(b).
      ------------------                  --------------

     "Notice of Borrowing":  as defined in Section 4.1.
      -------------------                  -----------

     "Obligations":  all obligations owing to, and rights of, the Administrative
      -----------
Agent and/or any Lender pursuant to the DIP Financing Documents, including without limitation, the DIP Loans and the L/C Obligations.

     "Operating Cash Flow":   the sum of (i) EBITDA, plus (ii) Changes in
      -------------------
Accounts Receivable, plus (iii) Changes in Inventory, plus (iv) Changes in Post-Petition Accounts Payable, less (v) Pre-Petition Accounts Payable Payments.

     "Parent Corporation":  as defined in the preamble.
      ------------------

     "Participants":  as defined in Section 11.6(b).
      ------------                  ---------------

     "Participating Lender":  any Lender (other than the Issuing Bank) with
      --------------------
respect to its L/C Participating Interest in each Letter of Credit.

     "PBGC":  the Pension Benefit Guaranty Corporation established pursuant to
      ----
Subtitle A of Title IV of ERISA.

     "Permitted Liens":  Liens permitted to exist under Section 8.2.
      ---------------                                   -----------

     "Person":  an individual, partnership, corporation, limited liability
      ------
company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

     "Plan":  any pension plan which is covered by Title IV of ERISA and in
      ----
respect of which the Parent Corporation or a Commonly Controlled Entity is an

"employer" as defined in Section 3(5) of ERISA.
---------

     "Post-Petition Collateral":  as defined in the Interim Order.
      ------------------------

     "Pre-Petition Accounts Payable Payments":   Cash payments during a
      --------------------------------------
reporting period made for the satisfaction of accounts payable owed as of the Filing Date.

     "Pre-Petition Agent":  as defined in the Interim Order.
      ------------------

     "Pre-Petition Collateral":  as defined in the Interim Order.
      -----------------------

     "Pre-Petition Indebtedness":  as defined in the Interim Order.
      -------------------------

     "Prime Rate":  at any time, the prime interest rate announced or published
      ----------
by the Administrative Agent from time to time as its reference rate for the determination of interest rates for loans of varying maturities in Dollars to United States residents of varying degrees of creditworthiness and being quoted at such time by the Administrative Agent as its "prime rate;" it being understood that such rate may not be the lowest rate of interest charged by the Administrative Agent.

     "Properties":  the real property of the Borrowers subject to the Liens in
      ----------
favor of the Lenders pursuant to the DIP Financing Documents.

     "Purchasing Lenders":  as defined in Section 11.6(c).
      ------------------                  ---------------

     "Register" as defined in Section 11.6(d).
      --------                ---------------

     "Regulation D":  Regulation D of the Board of Governors of the Federal
      ------------
Reserve System, as from time to time in effect.

     "Regulation U":  Regulation U of the Board of Governors of the Federal
      ------------
Reserve System, as from time to time in effect.

     "Regulation X":  Regulation X of the Board of Governors of the Federal
      ------------
Reserve System, as from time to time in effect.

     "Reorganization":  with respect to a Multiemployer Plan, the condition that
      --------------
such Plan is in reorganization as such term is used in Section 4241 of ERISA.

     "Reportable Event":  any of the events set forth in Section 4043(b) of
      ----------------
ERISA or the regulations thereunder.

     "Required Lenders":  as of any date, Lenders on such date having Credit
      ----------------
Exposures (as defined below) aggregating in excess of 50% of the aggregate Credit Exposures of all Lenders on such date. The "Credit Exposure" of each Lender shall be equal to the aggregate principal amount of the DIP Loans owing to such Lender plus the aggregate unutilized amounts of such Lender's Commitment Percentage of the Total Credit Commitment plus the amount of such Lender's Commitment Percentage of the Letter of Credit Liability; provided that if any
                                                         --------
Lender with a Commitment shall have failed to pay to the Issuing Bank its Commitment Percentage of any drawing under any Letter of Credit resulting in outstanding L/C Obligations, such Lender's Credit Exposure attributable to Letters of Credit and L/C Obligations shall be deemed to be held by the Issuing Bank for purposes of this definition.

     "Requirement of Law":  as to any Person, the Articles or Certificate of
      ------------------
Incorporation and

By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property, or to which such Person or any of its property is subject.

     "Reserve Requirement":  at any time, the maximum rate at which reserves
      -------------------
(including, without limitation, any marginal, special, supplemental or emergency reserves) are required to be maintained under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) by member banks of the Federal Reserve System against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the Adjusted Eurodollar Rate (as the case may be) is to be determined, or (ii) any category of extensions of credit or other assets which include Eurodollar Loans. The Adjusted Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Requirement.

     "Scheduled Termination Date":  November 14, 2001, subject to extension in
      --------------------------
accordance with Section 4.12.
                ------------

     "Single Employer Plan":  any Plan which is not a Multiemployer Plan.
      --------------------

     "Stated Amount":  of each Letter of Credit, the maximum amount available to
      -------------
be drawn thereunder (in each case determined without regard to whether any conditions to drawing could then be met).

     "Stated Expiry Date":  as defined in Section 3.1.
      ------------------                  -----------

     "Subsidiary":  as to any Person, any corporation or other entity of which
      ----------
shares of stock (or analogous ownership interests) of each class having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation or other entity are at the time owned by such Person or by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person. (A Subsidiary shall be deemed wholly-owned by a Person who owns all of the shares of stock (or analogous ownership interests) entitled to vote for the election of directors or other managers of such Subsidiary except for directors' qualifying shares.)

     "Superpriority Claims":  Indebtedness or other claims arising out of credit
      --------------------
obtained or debt incurred by one or more Borrowers having priority in accordance with the provisions of Section 364(c)(1) of the Bankruptcy Code over any or all administrative expenses of the kind specified in Section 503(b) or 507(b) of the Bankruptcy Code.

     "Termination Date":  the date of occurrence of a Termination Event.
      ----------------

     "Termination Event":  (i) any material non-compliance by the Borrowers with
      -----------------
any of the terms or provisions of either of the Financing Orders, (ii) any Event of Default shall have occurred and any notice required to cause the DIP Loans to become due and payable shall have been given, (iii) consummation of a sale of substantially all of the Borrowers' assets pursuant to an order of the Bankruptcy Court pursuant to
Section 363 of the Bankruptcy Code approving such sale, (iv) the Consummation Date or (v) the Scheduled Termination Date.

     "Total Credit Commitment":  $150,000,000 (which amount includes the Letter
      -----------------------
of Credit Commitment), as such sum may be reduced from time to time.

     "Transferee":  as defined in Section 11.6(f).
      ----------                  ---------------

     "Type":  with respect to any DIP Loan, a Base Rate Loan or a Eurodollar
      ----
Loan.

     "Uniform Customs":  the Uniform Customs and Practice for Documentary
      ---------------
Credits (1993 Revision), International Chamber of Commerce Publication No. 500, and any amendments thereof.

     "Voluntary Bankruptcy Case":  as defined in the first recital.
      -------------------------

     1.2  Other Definitional Provisions.
          -----------------------------

          (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any other DIP Financing Document or any certificate or other document made or delivered pursuant hereto.

          (b) As used herein, in any other DIP Financing Document and in any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Borrowers and their Subsidiaries not defined herein, and accounting terms partly defined herein to the extent not defined, shall have the respective meanings given to them under GAAP. All computations determining compliance with financial covenants or terms, including definitions used therein, shall be prepared in accordance with GAAP in effect at the time of the preparation of, and in conformity with those used to prepare, the historical financial statements delivered to the Administrative Agent pursuant to Section 7.1. If at any time the
                                      -----------
     computations for determining compliance with financial covenants or provisions relating thereto utilize GAAP different than those then being utilized in the financial statements then being delivered to the Administrative Agent, such financial statements shall be accompanied by a reconciliation statement with respect to such computations.

          (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified.

          (d) The meanings given to terms defined herein shall be equally applicable to the singular and plural forms of such terms.

          (e) Whenever the knowledge of the Borrowers is referenced herein, such knowledge shall refer to the actual knowledge of the officers and directors of the Borrowers, but shall not refer to the knowledge of any other employees of the Borrowers.

SECTION 2.  COMMITMENTS.
            -----------

     2.1  Commitments.  Subject to the terms and conditions of this Agreement
          -----------
(including, without limitation, those contained in Section 2.3 and Section 6),
                                                   -----------     ---------
each Lender severally and for itself alone agrees that it will, in accordance with the terms and provisions hereof, from time to time on any Business Day occurring during the period commencing on the Effective Date until, but not including, the Termination Date, make loans to the Borrowers requested by the Designated Notification Borrower in an aggregate principal amount at any time outstanding not to exceed such Lender's Commitment Percentage of the Total Credit Commitment (each such loan made pursuant to this Section 2.1 being
                                                        -----------
referred to as a "DIP Loan", and collectively as the "DIP Loans").  Subject to
                  --------                            ---------
the terms and conditions of this Agreement, the Borrowers may borrow, repay and reborrow hereunder on a Business Day occurring during the period commencing on the Effective Date until, but (as to Borrowings and re-Borrowings) not including, the Termination Date.

     2.2  Letter of Credit Commitments.  Subject to the terms and conditions of
          ----------------------------
this Agreement (including, without limitation, those contained in Section 2.3
                                                                  -----------
and Section 6), each Lender severally and for itself alone agrees that it will,
    ---------
in accordance with the terms and provisions hereof, from time to time on any Business Day occurring during the period commencing on the Effective Date until (but not including) the Termination Date, issue (in the case of the Issuing
Bank) or participate in (in the case of all other Lenders) Letters of Credit for the account of one or more of the Borrowers requested by the Designated Notification Borrower under the Letter of Credit Facility in an aggregate Stated Amount at any time outstanding not to exceed such Lender's Commitment Percentage of the Letter of Credit Commitment.

     2.3  Certain Limitations.  Notwithstanding anything to the contrary in this
          -------------------
Section 2 or otherwise, no Lender (or the Issuing Bank, in the case of Letters
---------
of Credit) shall be permitted or required to

          (a) make any DIP Loan or issue, extend or participate in any Letter of Credit if, after giving effect thereto, the sum of (i) the aggregate outstanding principal amount of all DIP Loans, plus (ii) the
                                                              ----
     Letter of Credit Liability would exceed the Total Credit Commitment; or

          (b) issue, extend or participate in any Letter of Credit if, after giving effect to such issuance or extension, the Letter of Credit Liability would exceed $60,000,000.

     2.4  Voluntary Commitment Reductions.  At their option, the Borrowers may
          -------------------------------
reduce the Total Credit Commitment upon three Business Days' prior written notice to the Administrative Agent. Any such reduction shall be in an amount of $1,000,000 or an integral multiple thereof.

     2.5  Fees.   The Borrowers agree to pay the fees set forth in this Section
          ----                                                          -------
2.5.
---

          (a)     Facility Fee; Underwriting Fee.  On the Effective Date, the
                  ------------------------------
     Borrowers shall pay in the aggregate to the Administrative Agent (i) a non-refundable facility fee, equal to

     0.50% of the Total Credit Commitment, which amount Administrative Agent shall hold in escrow until either (A) 30 days after the Effective Date, or
     (B) entry of the Final Order, whichever first occurs, at which time the Administrative Agent shall distribute such facility fee to the Lenders party hereto on such distribution date for the pro rata account of each
                                                    --------
     such Lender in accordance with its Commitment Percentage and (ii) for the pro rata account of each Lender party hereto on the Effective Date, in
     --------
     accordance with its Commitment Percentage, a non-refundable underwriting fee, equal to 0.50% of the Total Credit Commitment.

          (b) Unused Capacity Fee.  For the period of time commencing on the
              -------------------
     Effective Date until, but not including, the Termination Date, the Borrowers agree to pay in the aggregate to the Administrative Agent for the pro rata account of each Lender in accordance with its Commitment
     --------
     Percentage a non-refundable unused commitment fee. Such unused commitment fee will be payable in arrears by the Borrowers, on each Monthly Payment Date and on the Termination Date. Each payment of such unused commitment fee shall be determined for the calendar month (or portion of a calendar month commencing on the date hereof or ending on the Termination Date) preceding and including the date such payment is due and shall be equal to the product of (i) 0.50%, per annum, multiplied by (ii) the amount by which the average daily Total Credit Commitment exceeds the sum of (A) the average daily principal amount outstanding under DIP Loans plus (B) the average daily Letter of Credit Liability.

          (c) Letter of Credit Fee.  The Borrowers agree to pay letter of credit
              --------------------
     fees as follows:

              (i)    to the Administrative Agent for the pro rata account of
                                                         --- ----
          each Lender (including the Issuing Bank) in accordance with its Commitment Percentage, a non-refundable letter of credit fee at the rate of 3.5% per annum on the aggregate undrawn and available amount under all outstanding Letters of Credit; and

              (ii) to the Issuing Bank for its own account, an issuing fee of 0.20% per annum on the aggregate Stated Amount of Letters of Credit issued, and all reasonable "fronting" or correspondent bank fees incurred by the Issuing Bank, in connection with any Letter of Credit issued by the Issuing Bank, together with all other customary and administrative fees and all reasonable amendment and extension fees which may be charged, from time to time, by the Issuing Bank in respect of any Letters of Credit.

     Such letter of credit fees shall be payable:

              (iii)  with respect to those fees described in clause (i) above:

                     (A) on the first Monthly Payment Date following the
              issuance of any Letter of Credit for the period from the date of such issuance of any Letter of Credit to (but not including) such Monthly Payment Date, and

                      (B) thereafter for Letters of Credit, on each Monthly
               Payment Date for the period from the immediately preceding Monthly Payment Date up to (but not including) such Monthly Payment Date;

               (iv) with respect to those fees described in clause (ii), on the date of issuance (or amendment or extension) of the Letter of Credit with respect to which such fees are incurred or the date of incurrence, as the case may be.

          (d)  Administrative Agent's Fee.  The Borrowers shall pay to the
               --------------------------
     Administrative Agent for its own account an agency fee equal to $5,000 per month, payable monthly in advance on the first Business Day of each month.

     2.6  Use of Proceeds.  From and after the Effective Date, the proceeds of
          ---------------
the DIP Loans, the Designated Post-Petition Loans and the issuance of the Letters of Credit shall be used by the Borrowers to finance the ongoing working capital and general corporate requirements of the Borrowers and their Subsidiaries in a manner not materially inconsistent with the Budget.

SECTION 3.  LETTERS OF CREDIT.
            -----------------

     3.1    Issuances and Extensions. Subject to the terms and conditions of
            ------------------------
this Agreement, the Issuing Bank shall issue Letters of Credit, and extend the Stated Expiry Dates of outstanding Letters of Credit, in accordance with the provisions of this Section 3 and the L/C Applications submitted therefor,
                   ---------
respectively. The Issuing Bank will make available the original of each Letter of Credit to the beneficiary thereunder (with a copy to the relevant Borrower) which it issues hereunder and will notify the beneficiary under any Letter of Credit of any extension of the Stated Expiry Date thereof. Notwithstanding anything to the contrary herein, each Letter of Credit shall be (i) stated to expire (including all rights of any Borrower or any beneficiary named in such Letter of Credit to require renewal) on a date (its "Stated Expiry Date") no
                                                     ------------------
later than one year after the date such Letter of Credit was issued, (ii) subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of Texas, and (iii) in such form as shall be reasonably acceptable to the Issuing Bank.

     3.2    Participating Interests.  Effective in the case of each Letter of
            -----------------------
Credit as of the date of the issuance thereof, the Issuing Bank agrees to allot and does allot, to itself and each other Lender, and each Lender severally and irrevocably agrees to take and does take in such Letter of Credit and the related L/C Application and all L/C Obligations in respect thereof, an L/C Participating Interest in a percentage equal to such Lender's Commitment Percentage.

     3.3    Payments in Respect of Letters of Credit.
            ----------------------------------------

            (a) The Borrowers agree within one Business Day after demand by the Issuing Bank and otherwise in accordance with the terms of the L/C Application relating thereto, (i) to reimburse the Issuing Bank for any payment made by the Issuing Bank under any Letter of Credit and (ii) to pay interest on any unreimbursed portion of any such payment from the date of such payment until reimbursement in full thereof at a rate per annum equal to the Base Rate, plus the Applicable Margin For Base Rate Loans payable on each Monthly Payment Date.

          (b) In the event that the Issuing Bank makes a payment under any Letter of Credit and is not reimbursed in full therefor within one Business Day after demand of the Issuing Bank, and otherwise in accordance with the terms of the L/C Application relating to such Letter of Credit, the Issuing Bank shall promptly notify the Administrative Agent who shall then promptly notify each other Lender. Forthwith upon its receipt of any such notice, each other Lender shall transfer to the Administrative Agent, in immediately available funds, an amount equal to such other Lender's Commitment Percentage of the L/C Obligation arising from such unreimbursed payment, and the Administrative Agent shall then promptly transfer such funds to the Issuing Bank.

          (c) Whenever, at any time after the Issuing Bank has made a payment under any Letter of Credit and has received from any other Lender such other Lender's Commitment Percentage of the L/C Obligation arising therefrom, the Issuing Bank receives any reimbursement on account of such L/C Obligation or any payment of interest or fees on account thereof, the Issuing Bank shall distribute to the Administrative Agent who shall then distribute to such other Lender its Commitment Percentage thereof in like funds as received; provided, however, that in the event that the receipt by
                        --------  -------
     the Issuing Bank of such reimbursement or such payment of interest (as the case may be) is required to be returned, such other Lender shall return to the Issuing Bank any portion thereof previously distributed by the Issuing Bank to it in like funds as such reimbursement or payment is required to be returned by the Issuing Bank.

     3.4  Actions Upon Maturity.  If the Termination Date occurs prior to the
          ---------------------
expiration of any Letter of Credit, (a) each such Letter of Credit shall be replaced and returned to the Administrative Agent undrawn and marked "canceled" on or prior to the Termination Date, (b) the applicable Borrower shall, on or before the Termination Date, secure its obligations under such Letter of Credit with a back-to-back letter of credit that is in an amount equal to 105% of the face amount of such Letter of Credit, in form and substance, and issued by a financial institution, reasonably satisfactory to the Administrative Agent or
(c) the applicable Borrower shall, on or before the Termination Date, provide cash collateral with respect to such Letter of Credit in an amount equal to 105% of the face amount of such Letter of Credit by depositing cash in such amount into an account established by the Borrowers under the sole and exclusive control of the Administrative Agent, such cash to be remitted to the applicable Borrower upon the expiration, cancellation or other termination or satisfaction of the applicable Borrower's reimbursement obligations with respect to such Letter of Credit.

     3.5  Further Assurances.  The Borrowers hereby agree, from time to time, to
          ------------------
do and perform any and all acts and to execute any and all further instruments reasonably requested by the Issuing Bank more fully to effect the purposes of this Agreement and the issuance of Letters of Credit hereunder.

     3.6  Obligations Absolute.  The payment obligations of the Borrowers under
          --------------------
this Agreement with respect to the Letters of Credit shall be joint and several, unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation, the following circumstances:

            (a) the existence of any claim, set-off, defense or other right which any Borrower may have at any time against any beneficiary, or any transferee, of any Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the Issuing Bank, the Administrative Agent or any Lender, or any other Person, whether in connection with this Agreement, any DIP Financing Document, the transactions contemplated herein, or any unrelated transaction;

            (b) any statement or any other document presented under any Letter of Credit proving to be forged, fraudulent or invalid or any statement therein being untrue or inaccurate in any respect;

            (c) payment by the Issuing Bank under any Letter of Credit against presentation of a draft or certificate or other document which does not comply with the terms of such Letter of Credit or is insufficient in any respect; or

            (d) any other circumstances or happening whatsoever, whether or not similar to any of the foregoing.

Nothing contained in this Section 3.6 shall relieve the Issuing Bank of
                          -----------
liability for its gross negligence or willful misconduct.

     3.7    Assignments. No Participating Lender's participation in any Letter
            -----------
of Credit or any of its rights or duties hereunder shall be subdivided, assigned or transferred (other than in connection with a transfer of a corresponding portion or all of such Participating Lender's Commitment in accordance with
Section 11.6).
------------


     3.8    Participations.  Each Lender's obligation to purchase participating
            --------------
interests pursuant to Section 3.2 shall be absolute and unconditional and shall
                      -----------
not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Issuing Bank, any Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of an Event of Default; (iii) any adverse change in the condition (financial or otherwise) of any Borrower; (iv) any breach of this Agreement by any Borrower or any other Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

SECTION 4.  GENERAL PROVISIONS APPLICABLE TO DIP LOANS.
            ------------------------------------------

     4.1    Procedure for DIP Loan Borrowings.
            ---------------------------------

            (a) Notices of Borrowing.  The Borrowers may request DIP Loans on
                --------------------
     any Business Day; provided that, with respect to any such Borrowing, the
                       --------
     Designated Notification Borrower shall give the Administrative Agent irrevocable written notice, or irrevocable telephonic notice followed immediately by written notice, which notice must be received by the Administrative Agent (i) not later than 12:00 noon. Dallas, Texas time on the Borrowing Date for each Base Rate Loan and (ii) not later than 12:00 noon Dallas, Texas time, at least three Business Days prior to the Borrowing Date for each Eurodollar Loan borrowing, continuation or conversion, specifying (a) the Borrowing Date, (b) the Type of DIP Loan being requested, (c) the amount of such Borrowing, and (d) in the case of Eurodollar Loans, the duration of the Interest Period therefor (a "Notice of Borrowing"). Upon receipt of
                                      -------------------
     such Notice of Borrowing the Administrative Agent shall promptly notify each Lender. Not later than 2:00 p.m., Dallas, Texas time, on the Borrowing Date specified in such notice, each Lender shall make available to the Administrative Agent at the office of the Administrative Agent specified in
     Section 11.2 (or at such other location as the Administrative Agent may
     ------------
     direct) an amount in immediately available funds equal to the amount of the DIP Loan to be made by such Lender. DIP Loan proceeds received by the Administrative Agent hereunder shall promptly be made available to the Designated Notification Borrower by the Administrative Agent's crediting the account of the Designated Notification Borrower, at the office of the Administrative Agent specified in Section 11.2, with the aggregate amount
                                       ------------
     actually received by the Administrative Agent from the Lenders and in like funds as received by the Administrative Agent. Each Borrowing shall be in an aggregate minimum amount of $500,000 and integral multiples of $50,000 for Base Rate Loans, and $1,000,000 and integral multiples of $100,000 for Eurodollar Loans.

          (b) Continuation Options.  Subject to the provisions made in this
              --------------------
     Section 4.1(b), the Borrowers may elect to continue all or any part of any
     --------------
     Eurodollar Loan beyond the expiration of the then current Interest Period relating thereto by giving advance notice through the Designated Notification Borrower as provided in Section 4.1(a) to the Administrative
                                          --------------
     Agent (which shall promptly notify the Lenders) of such election, specifying the amount of such DIP Loan to be continued and the Interest Period therefor. In the absence of such a timely and proper election, the Borrowers shall be deemed to have elected to convert such Eurodollar Loan to a Base Rate Loan pursuant to Section 4.1(c). All or any part of any
                                     --------------
     Eurodollar Loan may be continued as provided herein, provided that (i) any continuation of any such DIP Loan shall be (as to each DIP Loan as continued for an applicable Interest Period) in amounts of at least $1,000,000 or any whole multiple of $100,000 in excess thereof and (ii) no Event of Default shall have occurred and be continuing. If an Event of Default shall have occurred and be continuing, each Eurodollar Loan shall be converted to a Base Rate Loan on the last day of the Interest Period applicable thereto.

          (c) Conversion Options.  The Borrowers may elect to convert all or any
              ------------------
     part of any Eurodollar Loan on the last day of the then current Interest Period relating thereto to a Base Rate Loan by giving advance notice through the Designated Notification Borrower to the Administrative Agent (which shall promptly notify the Lenders) of such election. Subject to the provisions made in this Section 4.1(c), the Borrowers may elect to convert
                             --------------
     all or any part of any Base Rate Loan at any time and from time to time to a Eurodollar Loan by giving advance notice through the Designated Notification Borrower to the Administrative Agent as provided in Section
                                                                       -------
     4.1(a) (which shall promptly notify the Lenders) of such election.  All or
     ------
     any part of any outstanding DIP Loan may be converted as provided herein, provided that (i) any conversion of any Base Rate Loan into a Eurodollar Loan shall be (as to each such DIP Loan into which there is a conversion for an applicable Interest Period) in amounts of at least $1,000,000 or any whole multiple of $100,000 in excess thereof, (ii) no Event of

     Default shall have occurred and be continuing. If an Event of Default shall have occurred and be continuing, no Base Rate Loan may be converted into a Eurodollar Loan, and (iii) no more than eight Interest Periods may be in effect at any time.

     4.2  Repayments and Prepayments.  The Borrowers promise to make payment in
          --------------------------
full in cash of all unpaid principal of each DIP Loan and all other unpaid obligations hereunder, including, without limitation, the Letter of Credit Liability and all accrued and unpaid interest and fees required to be paid hereunder, on the Termination Date. This Agreement evidences the Borrowers' joint and several obligations and no note is required to evidence such obligations. Prior to the Termination Date, the Borrowers

          (a) may prepay Base Rate Loans upon not less than one (1) Business Day's prior notice to the Administrative Agent (which shall promptly notify the Lenders), which notice shall specify the prepayment date (which shall be a Business Day) and the amount of the prepayment (which shall be at least $500,000 or the remaining aggregate principal balance outstanding on the DIP Loans) and shall be irrevocable and effective only upon receipt by the Administrative Agent, provided that interest on the principal prepaid, accrued to the prepayment date, shall be paid on the prepayment date, and may prepay Eurodollar Loans on the same conditions as for Base Rate Loans (except that prior notice to the Administrative Agent shall be not less than three (3) Business Days for Eurodollar Loans) and in addition such prepayments of Eurodollar Loans shall be subject to the terms of Section
                                                                      -------
     4.11 and shall be in an amount equal to all of the Eurodollar Loans for the
     ----
     Interest Period prepaid;

          (b) shall make prepayments in accordance with the terms of the Financing Orders; and

          (c) shall make a mandatory prepayment of all DIP Loans in an aggregate amount equal to the excess, if any, on any date of

               (i) the sum of (x) the aggregate outstanding principal amount of all DIP Loans and (y) the Letter of Credit Liability, over
                                                                ----

               (ii) the Total Credit Commitment (as reduced from time to time in accordance with this Agreement). No payment of principal of any DIP Loans shall cause a reduction in the Total Credit Commitment. Prepayments permitted or required under this Section 4.2 shall be
                                                       -----------
          without premium or penalty, except that the Borrowers shall be required to pay the amounts required under Section 4.11 for prepayment
                                                     ------------
          of Eurodollar Loans.

     4.3  Treatment of Asset Sales.  All net cash proceeds realized from asset
          ------------------------
sales during the Chapter 11 Cases shall be applied in accordance with the Financing Orders.

     4.4  Interest Rates and Payment Dates.
          --------------------------------

          (a) Subject to Section 4.4(b) hereof, all DIP Loans shall bear
                         --------------
     interest at a rate per annum equal to (i) the Base Rate (as in effect from time to time) plus the Applicable Margin if such a DIP Loan is a Base Rate Loan, but in no event to exceed the Highest Lawful Rate, and (ii) the Adjusted Eurodollar Rate for each Interest Period relating thereto (as in effect from time to time) plus the Applicable Margin if such a DIP Loan is a Eurodollar Loan, but in no event to exceed the Highest Lawful Rate.

          (b) Upon the occurrence and during the continuance of an Event of Default, all DIP Loans and all other amounts outstanding under this Agreement, shall bear interest at a rate per annum which is 2% above the otherwise applicable rate.

          (c) Interest on Base Rate Loans shall be payable in arrears on each Monthly Payment Date. Interest on each Eurodollar Loan shall be payable on the last day of the Interest Period therefor and, if such Interest Period is longer than one month, at one-month intervals following the first day of such Interest Period. Upon the occurrence and during the continuance of an Event of Default, interest shall be payable on demand of the Administrative Agent.

     4.5  Computation of Interest and Fees.  Interest on Eurodollar Loans and
          --------------------------------
fees shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which such interest is payable, unless such calculation would exceed the Highest Lawful Rate, in which case interest shall be calculated on the per annum basis of a year of 365 or 366 days, as the case may be. Interest on Base Rate Loans shall be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) occurring in the period for which such interest is payable.

     4.6  Pro Rata Treatment and Payments.
          -------------------------------

          (a) Each Borrowing of DIP Loans by the Borrowers from the Lenders and any reduction of the Total Credit Commitment hereunder and any payments in respect of principal, interest or fees hereunder shall be made pro rata
                                                                    --------
     according to the Commitment Percentage of the Lenders with respect to the DIP Loans borrowed or the Total Credit Commitment to be reduced.

          (b) If any Lender (a "Non-Funding Lender") has (x) failed to make a
                                ------------------
     DIP Loan required to be made by it hereunder, and the Administrative Agent has determined that such Lender is not likely to make such a DIP Loan or
     (y) given notice to any Borrower or Administrative Agent that it will not make, or that it has disaffirmed or repudiated any obligation to make, any DIP Loan, in each case by reason of the provisions of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, or otherwise,
     (i) any payment made on account of the principal of the DIP Loans outstanding shall be made as follows:

               (A) in the case of any such payment made on any date when and to the extent that, in the reasonable determination of the Administrative Agent, the Borrowers would be able, under the terms and conditions hereof, to reborrow the amount of such payment and to satisfy any applicable conditions precedent set forth in Section 6 to such
                                                       ---------
          reborrowing, such payment shall be made on account of the outstanding DIP Loans held by the Lenders other than the Non-Funding Lender pro
                                                                          ---
          rata according to the respective outstanding principal amounts of the
          -----
          DIP Loans of such Lenders; and

               (B) otherwise, such payment shall be made on account of the outstanding DIP Loans held by the Lenders pro rata according to the
                                                    --------
          respective outstanding principal amounts of such DIP Loans; and

               (C) any payment made on account of interest on the DIP Loans shall be made pro rata according to the respective amounts of accrued
                        --------
          and unpaid interest due and payable on the DIP Loans with respect to which such payment is being made. The Borrowers agree to give the Administrative Agent such assistance in making any determination pursuant to subparagraph (A) of this paragraph as the Administrative Agent may reasonably request. Any such determination by the Administrative Agent shall be conclusive and binding on the Lenders absent manifest error.

          (c) All payments (including prepayments) to be made by the Borrowers on account of principal, interest and fees shall be made without set-off or counterclaim and shall be made to the Administrative Agent, for the account of the Lenders at the Administrative Agent's office, Bank of America, N.A., 901 Main Street, 14th Floor, Dallas, Texas 75202, in Dollars and in immediately available funds. The Administrative Agent shall promptly distribute such payments in accordance with the provisions of this Section
                                                                        -------
     4.6 promptly upon receipt in like funds as received.  If any payment
     ---
     hereunder would become due and payable on a day other than a Business Day, such payment would become due and payable on the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

          (d) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a Borrowing Date that such Lender will not make the amount that would constitute its Commitment Percentage of the Borrowing on such date available to the Administrative Agent, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such Borrowing Date in accordance with Section 4.1 and the Administrative Agent may, in reliance upon such
          -----------
     assumption, make available to the Borrowers a corresponding amount. If such amount is made available to the Administrative Agent by such Lender on a date after such Borrowing Date, such Lender shall pay to the Administrative Agent on demand an amount equal to the product of (i) the daily average Federal Funds Rate during such period as quoted by the Administrative Agent, times (ii) the amount of such Lender's Commitment Percentage of such Borrowing, times (iii) a fraction the numerator of which is the number of days that elapse from and including such Borrowing Date to the date on which such Lender's Commitment Percentage of such Borrowing shall have become immediately available to the Administrative Agent and the denominator of which is 360. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this subsection 4.6(d) shall be conclusive, absent manifest error. If such Lender's Commitment Percentage of such Borrowing is not in fact made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date and the Administrative Agent has made such amount available to the Borrowers, then Administrative Agent shall be entitled to recover such amount with interest thereon at the rate per annum applicable to DIP Loans hereunder, on demand, from the Borrowers, without prejudice to any rights which the Borrowers or the Administrative Agent may have against such Lender hereunder. Nothing contained in this subsection 4.6(d) shall relieve any Lender which has failed to make available its ratable portion of any Borrowing hereunder from its obligation to do so in accordance with the terms hereof.

          (e) The failure of any Lender to make any DIP Loan to be made by it on any Borrowing Date shall not relieve any other Lender of its obligation, if any, hereunder to make its DIP Loan on such Borrowing Date, but no Lender shall be responsible for the failure of any other Lender to make any DIP Loan to be made by such other Lender on such Borrowing Date.

     4.7  Additional Costs.
          ----------------

          (a)  Eurodollar Regulations, etc.  The Borrowers shall pay directly to
               ---------------------------
     each Lender from time to time such amounts as such Lender may reasonably determine to be necessary to compensate such Lender for any costs which it determines are attributable to its making or maintaining of any Eurodollar Loans or issuing or participating in Letters of Credit hereunder or its obligation to make any Eurodollar Loans or issue or participate in any Letters of Credit hereunder, or any reduction in any amount receivable by such Lender hereunder in respect of any of such Eurodollar Loans, Letters of Credit or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from
                                             ----------------
     any Change in Law which: (i) changes the basis of taxation of any amounts payable to such Lender under this Agreement in respect of any of such Eurodollar

     Loans or Letters of Credit (other than taxes imposed on the overall net income of such Lender or of its applicable lending office for any of such Eurodollar Loans by the jurisdiction in which such Lender has its principal office or applicable lending office); or (ii) imposes or modifies any reserve, special deposit, minimum capital, capital ratio or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of such Lender, or the Commitment or DIP Loans of such Lender or the Eurodollar interbank market; or (iii) imposes any other condition affecting this Agreement (or any of such extensions of credit or liabilities) or such Lender's Commitment or DIP Loans. Each Lender will notify the Administrative Agent and the Borrowers of any event occurring after the date hereof which will entitle such Lender to compensation pursuant to this Section 4.7(a) as promptly as practicable
                                      --------------
     after it obtains knowledge thereof and determines to request such compensation, and will designate a different lending office for the DIP Loans of such Lender affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Lender, be disadvantageous to such Lender, provided that such Lender shall have no obligation to so designate a lending office located in the United States. If any Lender requests compensation from the Borrowers under this Section 4.7(a), the Borrowers
                                                --------------
     may, by notice to such Lender, suspend the obligation of such Lender to make additional DIP Loans of the Type with respect to which such compensation is requested until the Change in Law giving rise to such request ceases to be in effect (in which case the provisions of Section
                                                                     -------
     4.10 shall be applicable).
     ----

          (b)  Change in Law.  Without limiting the effect of the provisions of
               -------------
     Section 4.7(a), in the event that at any time, by reason of (i) any Change
     --------------
     in Law or (ii) any other circumstances arising after the date hereof affecting (A) any Lender, (B) the Eurodollar interbank market or (C) such Lender's position in such market, the Adjusted Eurodollar Rate, as determined in good faith by such Lender, will not adequately and fairly reflect the cost to such Lender of funding its Eurodollar Loans, then, if such Lender so elects, by notice to the Borrowers and the Administrative Agent, the obligation of such Lender to make additional Eurodollar Loans shall be suspended until such Change in Law or other circumstances ceases to be in effect (in which case the provisions of Section 4.10 shall be
                                                      ------------
     applicable).

          (c   Capital Adequacy.  Without limiting the effect of the foregoing
               ----------------
     provisions of this Section 4.7 (but without duplication), the Borrowers
                        -----------
     shall pay directly to any Lender from time to time on request such amounts as such Lender may reasonably determine to be necessary to compensate such Lender or its parent or holding company for any costs which it determines are attributable to the maintenance by such Lender or its parent or holding company (or any applicable lending office), pursuant to any Requirement of Law following any Change in Law, of capital in respect of its Commitment or its DIP Loans or any interest held by it in any Letter of Credit, such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of such Lender or its parent or holding company (or any applicable lending office) to a level below that which such Lender or its parent or holding company (or any applicable lending office) could have achieved but for such Requirement of Law. Such Lender will notify the Borrowers that it is entitled to compensation pursuant to this Section 4.7(c) as promptly as practicable
                                   --------------
     after it determines to request such compensation.

          (d   Compensation Procedure.  Any Lender notifying the Borrowers of
               ----------------------
     the incurrence of additional costs under this Section 4.7 shall in such
                                                   -----------
     notice to the Borrowers and the Administrative Agent set forth in reasonable detail the basis and amount of its request for compensation. Determinations and allocations by each Lender for purposes of this Section
                                                                        -------
     4.7:  (i) (A) of the effect of any Change in Law pursuant to Section 4.7(a)
     ---                                                          --------------
     or (b), or of the effect of capital maintained pursuant to Section 4.7(c);
        ---                                                     --------------
     (B) on its costs or rate of return of maintaining DIP Loans or its obligation to make DIP Loans or issue Letters of Credit; or (C) on amounts receivable by it in respect of DIP Loans or Letters of Credit, and (ii) of the amounts required to compensate such Lender under this Section 4.7,
                                                               -----------
     shall be conclusive and binding for all purposes, provided that such determinations and allocations are made on a reasonable basis. Any request for additional compensation under this Section 4.7 shall be paid by the
                                            -----------
     Borrowers promptly upon receipt by the Borrowers of the notice described in this Section 4.7(d).
          --------------

     4.8  Limitation on Eurodollar Loans.  Anything herein to the contrary
          ------------------------------
notwithstanding, if, on or prior to the determination of any Eurodollar Rate for any Interest Period:

          (a   the Administrative Agent determines (which determination shall be conclusive, absent manifest error) that quotations of interest rates for the relevant deposits referred to in the definition of "Eurodollar Rate" in
     Section 1.1 are not being provided in the relevant amounts or for the
     -----------
     relevant maturities for purposes of determining rates of interest for Eurodollar Loans as provided herein; or

          (b   the Administrative Agent determines (which determination shall be conclusive, absent manifest error) that the relevant rates of interest referred to in the definition of "Eurodollar Rate" in Section 1.1 upon the
                                                           -----------
     basis of which the rate of interest for Eurodollar Loans for such Interest Period is to be determined are not sufficient to adequately cover the cost to the Lenders of making or maintaining Eurodollar Loans;

then the Administrative Agent shall give the Borrowers prompt notice thereof, and so long as such condition remains in effect, the Lenders shall be under no obligation to make additional Eurodollar Loans.

     4.9  Illegality.  Notwithstanding any other provision of this Agreement, in
          ----------
the event that it becomes unlawful for any Lender or its applicable lending office to honor its obligation to make or maintain Eurodollar Loans hereunder, then such Lender shall promptly notify the Borrowers thereof and such Lender's obligation to make Eurodollar Loans shall be suspended until such time as such Lender may again make and maintain Eurodollar Loans (in which case the provisions of Section 4.10 shall be applicable).
              ------------

     4.10 Base Rate Loans Pursuant to Sections 4.7, 4.8 and 4.9.  If the
          -----------------------------------------------------
obligation of any Lender to make Eurodollar Loans shall be suspended pursuant to Sections 4.7, 4.8 or 4.9 ("Affected Loans"), all Affected Loans which would
-----------------    ---   --------------
otherwise be made by such Lender shall be made instead as Base Rate Loans (and, if an event referred to in Section 4.7(b) or Section 4.9 has occurred and such
                           --------------    -----------
Lender so requests by notice to the Borrowers, all Affected Loans of such Lender then outstanding shall be automatically converted into Base Rate Loans on the date specified by such

Lender in such notice) and, to the extent that Affected Loans are so made as (or converted into) Base Rate Loans, all payments of principal which would otherwise be applied to such Lender's Affected Loans shall be applied instead to its Base Rate Loans.

     4.11 Compensation.  The Borrowers shall pay to each Lender promptly upon
          ------------
receipt of written request of such Lender (which request shall set forth, in reasonable detail, the basis for requesting such amounts and which shall be conclusive and binding for all purposes provided that such determinations are made on a reasonable basis), such amount or amounts as shall compensate it for any loss, cost, expense or liability which such Lender determines are attributable to:

          (a   any payment, prepayment or conversion of a Eurodollar Loan properly made by such Lender or the Borrowers for any reason (including, without limitation, the acceleration of the DIP Loans) on a date other than the last day of the Interest Period for such DIP Loan; or

          (b   any failure by the Borrowers for any reason (including but not limited to, the failure of any of the conditions precedent specified in
     Section 6 to be satisfied) to borrow, continue or convert a Eurodollar Loan
     ---------
     from such Lender on the date for such borrowing, continuation or conversion specified in the relevant notice given pursuant to Section 4.1.
                                                        -----------

Without limiting the effect of the preceding sentence, such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the principal amount so paid, prepaid or converted or not borrowed for the period from the date of such payment, prepayment or conversion or failure to borrow to the last day of the Interest Period for such DIP Loan (or, in the case of a failure to borrow, the Interest Period for such DIP Loan which would have commenced on the date specified for such borrowing) at the applicable rate of interest for such DIP Loan provided for herein over (ii) the interest component of the amount such Lender would have bid in the London interbank market for Dollar deposits of leading banks in amounts comparable to such principal amount and with maturities comparable to such period (as reasonably determined by such Lender).

     4.12 Extension of Termination Date.  The Borrowers may, upon 30 days prior
          -----------------------------
written notice through the Designated Notification Borrower to the Administrative Agent, extend the Termination Date for one six month period if and only if (i) on the proposed extension date, no Default or Event of Default shall have occurred and be continuing; (ii) concurrent with delivery of the notice required hereunder, the Borrowers deliver to the Administrative Agent and the Lenders (x) a three year revised business plan, in form and substance reasonably satisfactory to the Administrative Agent, and (y) a new budget (and proposed financial covenants) for the next six month period, in form and substance reasonably satisfactory to the Administrative Agent; (iii) prior to the proposed extension date, the Borrowers shall have filed a motion in the Bankruptcy Court pursuant to Section 363 of the Bankruptcy Code seeking approval of a process for the sale or other disposition of certain assets of the Borrowers previously identified to the Administrative Agent and the Lenders, such motion to be in form and substance reasonable satisfactory to the Administrative Agent; (iv) prior to the proposed extension date, the Borrowers shall have used its best efforts to have filed a motion in the Bankruptcy Court pursuant to Section 363 of the Bankruptcy Code seeking approval of a process for the sale or other disposition of certain assets of the Borrowers previously identified to the Administrative Agent and the Lenders, such motion to be in form and substance reasonable satisfactory to the Administrative Agent; and (v) on the proposed extension date, the Borrowers shall have paid to the Administrative Agent, for the pro rata benefit of the Lenders, an extension fee in an amount equal to 0.50% of the Total Credit Commitment as of the date of the proposed extension.

SECTION 5.  REPRESENTATIONS AND WARRANTIES.
            ------------------------------

     In order to induce the Administrative Agent and the Lenders to enter into this Agreement and to make the DIP Loans and to induce the Issuing Bank to issue, and the Participating Lenders to participate in, the Letters of Credit, the Borrowers hereby represent and warrant to each Lender and Administrative Agent that:

     5.1  Financial Condition.  The unaudited Consolidated balance sheet of the
          -------------------
Parent Corporation and its Subsidiaries as at September 30, 2000 and the related unaudited Consolidated statements of income and of cash flows for the periods ended on such date, certified by the chief financial officer or controller of the Parent Corporation, copies of which have heretofore been furnished to each Lender, present fairly the Consolidated financial condition of the Parent Corporation and its Consolidated Subsidiaries as at such date, and the Consolidated results of their operations and their Consolidated cash flows for the period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants or such officer, as the case may be, and as disclosed therein).

     5.2  No Change.  Since September 30, 2000 (a) other than the commencement
          ---------
of the Chapter 11 Cases and all events and circumstances leading thereto and associated therewith (including, without limitation, vendors and suppliers to the Borrowers refusing to extend credit to the Borrowers and requiring that goods and services be paid for in cash, all of which has caused the Borrowers to deplete virtually all available cash and to utilize substantially all available credit) or as otherwise disclosed in the financial statements previously provided to the Lenders or in the Budget, there has been no change, which has had or could reasonably be expected to have a Material Adverse Effect and (b) no dividends or other distributions have been declared, paid or made upon the capital stock of the Borrowers nor has any of the capital stock of the Borrowers been redeemed, retired, purchased or otherwise acquired for value by any of the Borrowers.

     5.3  Corporate Existence; Compliance with Law.  Each of the Borrowers,
          ----------------------------------------
except in each case as such may be affected by the commencement of the Chapter 11 Cases and all events and circumstances associated therewith, (a) is a corporation or other Person duly organized and validly existing under the laws of the jurisdiction of its organization, (b) has full legal power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to use its corporate name and to own, lease or otherwise hold its properties and assets and to carry on its business as now conducted other than such franchises, licenses, permits, authorizations and approvals the lack of which, individually or in the aggregate, would not have a Material Adverse Effect, (c) is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership, leasing or holding of its properties makes such qualification necessary, except such jurisdictions where the failure so to qualify would not have a Material Adverse Effect, and (d) is in compliance with all applicable statutes, laws, ordinances, rules, orders and regulations of any Governmental Authority or instrumentality, domestic or foreign, except where noncompliance would not have a Material Adverse Effect. No Borrower has received any written communication from a Governmental Authority that alleges that any of the Borrowers or any of the Borrowers' Subsidiaries is not in compliance, in all material respects, with all material Federal, state, local or foreign laws, ordinances, rules and regulations.

     5.4  Corporate Power; Authorization.  Subject to the approval of the
          ------------------------------
Bankruptcy Court pursuant to the Financing Orders, the Borrowers have legal power and authority to make, deliver and perform each of the DIP Financing Documents to which they are a party, and, subject to the approval of the Bankruptcy Court pursuant to the Financing Orders, the Borrowers have the legal power and authority and legal right to borrow hereunder and to have Letters of Credit issued for their respective accounts hereunder. The Borrowers have taken all necessary legal action to authorize the execution, delivery and performance of each of the DIP Financing Documents to which they are a party and the Borrowers have taken all necessary legal action to authorize the Borrowings hereunder and the issuance of Letters of Credit for their respective accounts hereunder. Except for the approval of the Bankruptcy Court pursuant to the Financing Orders, no consent or authorization of, or filing with, any Person (including, without limitation, any Governmental Authority) is required in connection with the execution, delivery or performance by the Borrowers, or for the validity or enforceability against the Borrowers, of any DIP Financing Document except for consents, authorizations and filings which have been obtained or made and are in full force and effect and except such consents, authorizations and filings, the failure to obtain or perform which would not have a Material Adverse Effect.

     5.5  Enforceable Obligations.  Each DIP Financing Document delivered on or
          -----------------------
prior to the date hereof (i) has been duly executed and delivered on behalf of the Borrowers that are parties thereto and (ii) subject to the approval of the Bankruptcy Court pursuant to the Financing Orders, constitutes the legal, valid and binding obligation of the Borrowers, as the case may be, and is enforceable against the Borrowers in accordance with its terms.

     5.6  No Legal Bar.  Subject to the approval of the Bankruptcy Court
          ------------
pursuant to the Financing Orders, the execution, delivery and performance of each DIP Financing Document, the use of the proceeds of the DIP Loans, the Designated Post-Petition Loans and drawings under the Letters of Credit and the transactions contemplated by or in respect of such use of proceeds will not violate any Requirement of Law or any Contractual Obligation other than those violations existing on the Filing Date applicable to or binding upon the Borrowers or any of their respective properties or assets in any manner which, individually or in the aggregate, (i) would have a material adverse effect on the ability of the Borrowers to perform their obligations under the DIP Financing Documents to which they are a party, (ii) would give rise to any liability on the part of the Administrative Agent or any Lender, or (iii) would have a Material Adverse Effect, and will not result in the creation or imposition of any Lien on any of their properties or assets pursuant to any Requirement of Law applicable to any of them, as the case may be, or any of their Contractual Obligations, except for the Liens arising hereunder and under the Financing Orders.

     5.7  No Material Litigation.  Except as set forth on Schedule 5.7 and for
          ----------------------                          ------------
the motion(s)
brought by the Borrowers seeking entry of the Financing Orders by the Bankruptcy Court, no litigation by, investigation known to the Borrowers by, or proceeding of, any Governmental Authority is pending against any of the Borrowers with respect to the validity, binding effect or enforceability of any DIP Financing Document, the DIP Loans and Designated Post-Petition Loans made hereunder or pursuant to the Financing Orders, the use of proceeds thereof or of any drawings under a Letter of Credit and the other transactions contemplated hereby or in respect of such use of proceeds. Except for the commencement of the Chapter 11 Cases and the filing and prosecution of claims therein, no lawsuits, claims, proceedings or investigations are pending or, to the best knowledge of the Borrowers, threatened as of the Effective Date against or affecting the Borrowers or any of their Subsidiaries or any of their respective properties, assets, operations or businesses, in which there is a probability of an adverse determination, which is reasonably likely, if adversely decided, to have a Material Adverse Effect.

     5.8  Investment Company Act.  Neither any Borrower nor any of their
          ----------------------
Subsidiaries is an "investment company" or a company "controlled" by an "investment company" (as each of the quoted terms is defined or used in the Investment Company Act of 1940, as amended).

     5.9  Federal Regulation.  No part of the proceeds of any of the DIP Loans,
          ------------------
the Designated Post-Petition Loans or any drawing under a Letter of Credit will be used for any purpose which violates the provisions of Regulation U or X. Neither any Borrower nor any of their Subsidiaries is engaged or will engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U.

     5.10 Taxes.  Except as set forth on Schedule 5.10, the Borrowers have filed
          -----                          -------------
or caused to be filed all material tax returns which, to the best knowledge of the Borrowers, are required to be filed and have paid all taxes shown to be due and payable on said returns or on any assessments made against them or any of their property and all other taxes, fees or other charges imposed on them or any of their property by any Governmental Authority (other than (i) for which an extension for filing is available and the Borrowers have taken necessary steps to qualify for such extension, (ii) where the failure to file would not have a Material Adverse Effect, and (iii) the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrowers or their Subsidiaries, as the case may be); except Permitted Liens, no tax Lien has been filed, and, to the best knowledge of the Borrowers, no written claim is being asserted, with respect to any such tax, fee or other charge.

     5.11 Subsidiaries.  The Subsidiaries of the Borrowers listed on Schedule
          ------------                                               --------
5.11 constitute all of the Subsidiaries of the Parent Corporation as of the
----
Effective Date.

     5.12 Ownership of Property; Liens.  Each Borrower has good title to all its
          ----------------------------
material assets (other than real property or interests in real property, or goods sold on a consignment basis), except where the failure to have such title would not have a Material Adverse Effect, in each case free and clear of all Liens of any nature whatsoever except Permitted Liens. With respect to real property or interests in real property, each of the Borrowers has (i) good and marketable fee title to all of its owned real property, except where the failure to have such title would not have a Material Adverse

Effect (each, a "Fee Property"), and (ii) a valid leasehold interest in all of
                 ------------
the real property leased by it, except where the failure to have such leasehold interest would not have a Material Adverse Effect (each, a "Leased Property",
                                                            ---------------
each such Fee Property and each such Leased Property being referred to individually as a "Company Property" in this Section 5.12), in each case free
                   ----------------          ------------
and clear of all Liens, easements, covenants, rights-of-way and other similar restrictions of any nature whatsoever, except (A) Permitted Liens, (B) easements, covenants, rights-of-way and other similar restrictions of record,
(C) any conditions that may be shown by a current, accurate survey or physical inspection of any Company Property made prior to the Effective Date, (D) any immaterial condemnation or eminent domain proceeding affecting any real property that does not prevent such real property from being utilized by the Borrowers or any of their Subsidiaries substantially for the purposes for which it was being utilized prior to such proceeding, and (E) (I) zoning, building and other similar restrictions, (II) Liens that have been placed by any developer, landlord or other third party on property over which the Borrowers or any of their Subsidiaries have easement rights or on any Leased Property and subordination or similar agreements relating thereto, and (III) unrecorded easements, covenants, rights-of-way or other similar restrictions, none of which items set forth in clauses (I), (II) and (III), individually or in the aggregate, materially impair the continued use and operation of the property to which they relate in the business of the Borrowers and their Subsidiaries, taken as a whole, as now conducted.

     5.13 ERISA.  Except as set forth on Schedule 5.13, none of the Borrowers
          -----                          -------------
nor any of their Subsidiaries or any Commonly Controlled Entity would be liable for any amount pursuant to Sections 4062, 4063 or 4064 of ERISA if any Plan were to terminate. Neither the Borrowers nor any Commonly Controlled Entity has incurred any material liability under Title IV of ERISA in connection with the termination of, withdrawal from or failure to fund any Plan or Multiemployer Plan which will remain a liability of the Borrowers after the Effective Date.
To the best knowledge of the Borrowers, none of the Borrowers, nor any of their Subsidiaries, or any director, officer or employee of any of the foregoing, or any of the Plans, or any trust created thereunder, or any fiduciary thereof, has engaged in a transaction in connection with which the Borrowers, any of their Subsidiaries, or any director, officer or employee of any of the foregoing, or any fiduciary of the Plans or any such trust could be subject to either a material liability or civil penalty assessed pursuant to Sections 409, 502(i) or 502(l) of ERISA or a material tax imposed pursuant to Sections 4975 or 4976 of the Code with respect to any Plan. Except as set forth on Schedule 5.13, to the
                                                           -------------
best knowledge of the Borrowers, each of the Plans has been operated and administered in all material respects in accordance with applicable laws, including but not limited to ERISA and the Code. There are no material pending or, to the best knowledge of the Borrowers, threatened claims by or on behalf of any of the Plans or any fiduciary thereof with respect to a Plan, by any employee or beneficiary covered under any such Plan or fiduciary of any such Plan, or otherwise involving any such Plan or any such fiduciary (other than routine claims for benefits). No condition exists and no event has occurred with respect to any Multiemployer Plan which presents a material risk of a complete or partial withdrawal under Subtitle E of Title IV of ERISA, nor have the Borrowers or any Commonly Controlled Entity been notified that any such Plan is insolvent or in reorganization within the meaning of Section 4241 of ERISA. Except as set forth on Schedule 5.13, neither the Borrowers nor any Commonly
                       -------------
Controlled Entity has been a party to any transaction or agreement to which the provisions of Section 4204 of ERISA were applicable. Except as set forth on
Schedule 5.13, neither the Borrowers nor any of their Subsidiaries are obligated
-------------
to contribute, on behalf of any current or former employee of the Borrowers, to a Multiemployer Plan. None of the Plans or any trust established thereunder which is sponsored by the Borrowers or any of their Subsidiaries has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each of the Plans. No contribution failure has occurred with respect to any Plan sufficient to give rise to a lien under Section 302(f) of ERISA.

     5.14 Patents, Copyrights, Permits, Trademarks and Licenses.  Schedule 5.14
          -----------------------------------------------------   -------------
sets forth a true and complete list of all material patents, trademarks (registered or unregistered), trade names, service marks and copyrights and applications therefor owned, used or filed by or licensed to the Borrowers and, with respect to such material registered trademarks, contains a list of all jurisdictions in which such trademarks are registered or applied for and all registration and application numbers. Except as disclosed on Schedule 5.14, the
                                                              -------------
Borrowers own or have the right to use the patents, trademarks (registered or unregistered), trade names, service marks, copyrights and applications therefor referred to in such Schedule. To the best knowledge of the Borrowers, no material claims are pending by any Person with respect to the ownership, validity, enforceability or use of any such patents, trademarks (registered or unregistered), trade names, service marks, copyrights, or applications therefor, challenging or questioning the validity or effectiveness of any of the foregoing, in any jurisdiction, domestic or foreign.

     5.15 Environmental Matters.
          ---------------------

          (a   Except as disclosed in Schedule 5.15, and subject to clause (f)
                                      -------------
     below, to the best knowledge of the Borrowers, (i) the Fee Properties do not contain, in, on or under, including, without limitation, the soil and groundwater under the Properties, any Hazardous Materials, and (ii) none of the Borrowers or any of their subsidiaries have placed any Hazardous Materials on any Leased Properties, in each case which result in a currently existing violation of Environmental Laws.

          (b   Except as disclosed in Schedule 5.15 and subject to clause (f)
                                      -------------
     below, to the best knowledge of the Borrowers, the Borrowers and their Subsidiaries are not in material violation of any Environmental Law which could materially interfere with the continued operation of any of the Properties or materially impair the fair saleable value of any thereof.

          (c   Except as disclosed in Schedule 5.15, and subject to clause (f)
                                      -------------
     below, neither the Borrowers nor any of their Subsidiaries have received any complaint, notice of violation, alleged violation, notice of investigation or of potential liability under Environmental Laws with regard to any of the Properties which has not been cured, nor do the Borrowers or any of their Subsidiaries have knowledge that any Governmental Authority is contemplating delivering to the Borrowers or any of their Subsidiaries any such notice.

          (d   Except as disclosed in Schedule 5.15, and subject to clause (f)
                                      -------------
     below, and for violations which have been cured, to the best knowledge of the Borrowers, Hazardous Materials have not been generated, treated, stored, disposed of (in the case of Leased Properties, by the Borrowers or any of their Subsidiaries), at, on or under any of the Properties in violation of any Environmental Laws nor, to the best knowledge of the Borrowers, have any Hazardous Materials been transported (in the case of Leased Properties, by the Borrowers or any of their Subsidiaries) from any of the Properties to any other location in violation of any Environmental Laws.

          (e   Except as disclosed in Schedule 5.15, and subject to clause (f)
                                      -------------
     below, there are no governmental administrative actions or judicial proceedings pending under any Environmental Law to which any Borrower or any Subsidiary thereof is a party with respect to any of the Properties, nor, to the best knowledge of the Borrowers, are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding against any Borrower or any Subsidiary thereof under any Environmental Law with respect to any of the Properties.

          (f   Each of the representations and warranties set forth in
     paragraphs (a) through (e) of this Section 5.15 is true and correct with
                                        ------------
     respect to each parcel of Property, except to the extent that the facts and circumstances giving rise to any such failure to be so true and correct would not have any reasonable likelihood of having a Material Adverse Effect.

     5.16 Accuracy and Completeness of Information.  The factual statements
          ----------------------------------------
contained in the financial statements referred to in Section 7.1, the DIP
                                                     -----------
Financing Documents and any other certificates or documents furnished or to be furnished to the Administrative Agent or the Lenders from time to time in connection with this Agreement, taken as a whole, do not and will not, to the best knowledge of the Borrowers, as of the date when made, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances in which the same were made, all except as otherwise qualified herein or therein, such knowledge qualification being given only with respect to factual statements made by Persons other than the Borrowers.

SECTION 6.  CONDITIONS PRECEDENT.
            --------------------

     6.1  Conditions to Initial DIP Loans and Letters of Credit.  The obligation
          -----------------------------------------------------
of each Lender to make its initial DIP Loan, or the obligation of the Issuing Bank to issue its initial Letter of Credit, whichever occurs first, is subject to the satisfaction or waiver pursuant to Section 11.1 immediately prior to or
                                          ------------
concurrently with the making of such DIP Loan or the issuance of such Letter of Credit, as the case may be, of the following conditions:

          (a   the Administrative Agent shall have received a counterpart of this Agreement for each Lender duly executed and delivered by a duly authorized officer of each of the Borrowers;

          (b   the consummation of the transactions contemplated hereby or entered into in contemplation hereof, shall not contravene, violate or conflict with, nor involve any Lender in a violation of, any Requirement of Law;

          (c   all consents, authorizations and filings, if any, required in connection with the execution, delivery and performance by the Borrowers, and the validity and enforceability against the Borrowers, of the DIP Financing Documents to which they are a party, shall have been obtained or made, and such consents, authorizations and filings shall be in full force and effect, except such consents, authorizations and filings, the failure to obtain which would not have a Material Adverse Effect;

          (d   the Administrative Agent shall have received each additional document and other information regarding the assets, business, liabilities, financial position, projection, results of operations or business prospects of the Borrowers as are customary for transactions of this type or are reasonably requested by the Lenders;

          (e   the Administrative Agent shall have received, with a copy for each Lender, the Budget, which shall be in form and substance satisfactory to the Lenders and the Administrative Agent;

          (f   the Borrowers shall have paid all fees then due and payable under this Agreement, including, without limitation, the invoiced and unpaid fees and expenses of Richards Layton & Finger, Winstead Sechrest & Minick P.C. and PricewaterhouseCoopers LLP;

          (g   the Administrative Agent shall have received, with a copy for each Lender, a copy of the Interim Order, entered by the Bankruptcy Court and the Interim Order shall be in full force and effect and shall not have been vacated, stayed, reversed, modified or amended;

          (h   the Administrative Agent shall have received resolutions of the
     Board of Directors of each Borrower certified by its Secretary, an Assistant Secretary or other officer which authorize the execution, delivery, and performance by such Borrower of this Agreement and the other DIP Financing Documents to which such Borrower is or is to be a party; and

          (i   the Administrative Agent shall have received a certificate of incumbency certified by the Secretary, an Assistant Secretary or other officer of each Borrower certifying the names of the officers of each Borrower authorized to sign this Agreement and each of the other DIP Financing Documents to which such Borrower is or is to be a party (including the certificates contemplated herein) together with specimen signatures of such officers;

     6.2  Conditions to All DIP Loans and Letters of Credit.  The obligation of
          -------------------------------------------------
each Lender to make any DIP Loan and the obligation of the Issuing Bank to issue any Letter of Credit is subject to (i) Section 2.3 and (ii) the satisfaction or
                                       -----------
waiver pursuant to Section 11.1 immediately prior to or concurrently with the
                   ------------
making of such DIP Loan or the issuance of such Letter of Credit, as the case may be, of the following conditions precedent on the relevant Borrowing Date:

          (a   the Administrative Agent shall have received a Notice of
     Borrowing if required by Section 4;
                              ---------

          (b   each of the representations and warranties made in or pursuant to
     Section 5 or which are contained in any other DIP Financing Document shall
     ---------
     be true and correct in all material respects on and as of such Borrowing Date as if made on and as of such date (unless stated to relate to a specific earlier date, in which case, such representations and warranties shall be true and correct in all material respects as of such earlier date);

          (c   in the case of the issuance of Letters of Credit, the applicable
     Borrower or Borrowers shall have executed and delivered to the Issuing Bank a L/C Application in form and substance reasonably acceptable to the Issuing Bank, together with such other instruments and documents as it shall request;

          (d   no Default or Event of Default shall have occurred and be
     continuing on such Borrowing Date or after giving effect to such DIP Loan to be made or such Letter of Credit to be issued on such Borrowing Date;

          (e   if the amount of the DIP Loan or Letter of Credit requested in a
     Notice of Borrowing or L/C Application, as applicable, together with the aggregate outstanding principal amount of all DIP Loans and the Letter of Credit Liability would exceed the amount approved under the Interim Order after the entry thereof then (x) the Administrative Agent shall have received a date stamped copy of the Final Order entered by the Bankruptcy Court, in form and substance reasonably satisfactory to the Lenders with such changes thereto as may be approved by the Administrative Agent and their counsel and (y) the Final Order shall be in full force and effect and shall not have been vacated, stayed, reversed, modified or amended; and

          (f   the Borrowers shall have paid all reasonable fees, costs, taxes and expenses due under this Agreement, including those required by Section
                                                                        -------
     11.5 hereof.
     ----

Each Borrowing hereunder shall constitute a representation and warranty by the Borrowers as of the date of such Borrowing that the conditions in clauses (b) and (d) and of this Section 6.2 have been satisfied.
                    -----------

SECTION 7.  AFFIRMATIVE COVENANTS.
            ---------------------

     The Borrowers hereby agree that, so long as any of the Lenders' Commitments remain in effect, any DIP Loan, L/C Obligation or Letter of Credit remains outstanding and unpaid, any amount (unless cash in an amount equal to such amount has been deposited to a cash collateral account established by the Administrative Agent) remains available to be drawn under any Letter of Credit or any other amount is owing to any Lender or Administrative Agent, each Borrower shall:

     7.1  Financial Statements.  Furnish to the Administrative Agent in
          --------------------
accordance with a reporting format acceptable to the Administrative Agent:

          (a   as soon as practical, but in any event within 90 days after the end of each fiscal year of the Parent Corporation, the audited Consolidated balance sheet of the Parent Corporation and its Subsidiaries as at the end of such fiscal year and the related audited Consolidated statements of stockholders' equity, cash flows and income of the Parent Corporation and its Subsidiaries for such fiscal year, setting forth in each case in comparative form the figures for the previous year;

          (b   as soon as practical, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Parent Corporation, the unaudited Consolidated balance sheet of the Parent Corporation and its Subsidiaries as at the end of such quarter and the related unaudited Consolidated statements of income and cash flows of the Parent Corporation and its Subsidiaries for such quarterly period and the portion of the fiscal year of the Parent Corporation and its Subsidiaries through such date subject only to usual year-end adjustments and the absence of footnotes, setting forth in each case in comparative form the figures for the corresponding quarter in, and year to date portion of, the previous year, certified by the chief financial officer, controller or treasurer of the Parent Corporation as being fairly stated in all material respects;

          (c   as soon as practical, but in any event within 20 Business Days after the end of each fiscal month of each year, commencing as of the fiscal month ending with December 2, 2000, the unaudited Consolidated balance sheet of the Parent Corporation and its Subsidiaries as at the end of such month and the related unaudited Consolidated statement of income of the Parent Corporation and its Subsidiaries for such month and for the portion of the fiscal year of the Parent Corporation and its Subsidiaries through such date in the form and detail similar to those customarily prepared by management of the Parent Corporation for internal use, setting forth in each case (a) detailed results of operations and cash flow, and
     (b) in comparative form the Consolidated figures for the corresponding month of, and year to date portion of, the previous year and the figures for such periods in the Budget, certified by the chief financial officer, controller or treasurer of the Parent Corporation as being fairly stated in all material respects;

          (d   as soon as practical, but in any event not later than February
     28, 2001, monthly financial statement projections for fiscal 2001, adjusted for asset sales and showing budgeted performance for such fiscal year, in form and detail satisfactory to the Administrative Agent;

          (e   as soon as practical, but in any event no later than 20 Business
     Days after the end of each fiscal month, a preliminary report detailing Capital Expenditures made by the Borrowers and their Subsidiaries during such month, in form and detail satisfactory to the Administrative Agent;

          (f   as soon as practical, but in any event no later than Friday of each week, a funds flow forecast detailing projected receipts and disbursements of the Borrowers and their Subsidiaries for the following 13-week period;

          (g   as soon as practical, but in any event no later than Friday of each week, a variance report containing explanations for all material variances from the prior week's forecast of receipts and disbursements;

          (h   as soon as practical, but in any event no later than Friday of each week, a liquid assets report, including an accounts receivable aging, a good faith estimate of finished goods, work-in-process and raw materials inventory, and a listing of cash balances for the

     Borrowers and their Subsidiaries as of the previous Friday;

          (i   as soon as practical, but in any event no later than Friday of each week, a report (in form and detail consistent with past practice) on the status of trade credit;

          (j   as soon as practical, but in any event no later than Friday of each week, an operational flash report outlining significant operational results from the prior week;

          (k   as soon as practical, but in any event no later than 20 Business
     Days after the end of each fiscal month of the Parent Corporation, beginning with the fiscal month ending December 2, 2000, a certificate of an Authorized Representative of the Parent Corporation, in form and detail satisfactory to the Administrative Agent, demonstrating compliance with
     Section 8.16 and Section 8.17 as of the end of such fiscal month;
     ------------     ------------

          (l   as soon as practical, but in any event no later than the last day of each fiscal month of the Parent Corporation, beginning with the fiscal month ending December 2, 2000, a certificate of an Authorized Representative of the Parent Corporation, in form and detail satisfactory to the Administrative Agent, demonstrating compliance with Section 8.16 as
                                                                ------------
     of the end of the second week of such fiscal month;

          (m   any other information that the Administrative Agent or any Lender may reasonably request;

All financial statements and reports required to be delivered pursuant to this
Section 7.1 shall be complete and correct in all material respects (subject, in the case of interim statements, to normal year-end audit adjustments) and shall be prepared in reasonable detail and in accordance with GAAP.

     7.2  Certificates; Other Information.  Furnish to the Administrative Agent:
          -------------------------------

          (a   concurrently with the delivery of the Consolidated financial statements referred to in Section 7.1(a), a letter from the Borrowers'
                               --------------
     independent certified public accountants reporting on such financial statements stating that in making the examination necessary to express their opinion on such financial statements no knowledge was obtained of any Default or Event of Default, except as specified in such letter;

          (b   concurrently with each delivery of the financial statements referred to in Section 7.1(a), (b) and (c), a certificate of an Authorized
                    -------------------     ---
     Representative of the Parent Corporation stating that, to the best of such officer's knowledge, the Borrowers and their respective Subsidiaries have observed or performed all of their covenants and other agreements, and satisfied every material condition, contained in this Agreement and the other DIP Financing Documents to be observed, performed or satisfied by them, and that such officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate;

          (c   promptly upon receipt thereof, copies of all final reports submitted to the Borrowers or to any of their Subsidiaries by the Borrowers' independent certified public accountants in connection with each annual, interim or special audit of the books of the Borrowers or their Subsidiaries made by such accountants, including, without limitation, any final comment letter submitted by such accountants to management in connection with their annual audit;

          (d   promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent or made available to the public generally by the Borrowers and all regular and periodic reports and all final registration statements and final prospectuses, if any, filed by the Borrowers with any securities exchange or with the Securities and Exchange Commission or any Governmental Authority succeeding to any of its functions;

          (e   all materials, statements and reports required of the Borrowers pursuant to the Financing Orders; and

          (f   promptly, such additional financial and other information as the
     Administrative Agent or any Lender may from time to time reasonably request.

     7.3  Payment of Obligations.  Pay, discharge or otherwise satisfy at or
          ----------------------
before maturity or before they become delinquent, as the case may be, all its post-Filing Date obligations and liabilities of whatever nature, except (a) when the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the relevant Borrower or any of its Subsidiaries, as the case may be, (b) for delinquent obligations which do not have a Material Adverse Effect and (c) for trade and other accounts payable in the ordinary course of business which are not overdue for a period of more than 60 days or, if overdue for more than 60 days, as to which a dispute exists and adequate reserves in conformity with GAAP have been established on the books of the relevant Borrower or any of its Subsidiaries, as the case may be.

     7.4  Conduct of Business and Maintenance of Existence.  Continue to engage
          ------------------------------------------------
in business of the same general type as now conducted by it, and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges, franchises, copyrights, trademarks and trade names necessary or desirable in the normal conduct of its business except for rights, privileges, franchises, copyrights, trademarks and trade names the loss of which would not in the aggregate have a Material Adverse Effect, and except as otherwise permitted hereunder; and comply with all applicable Requirements of Law except to the extent that the failure to comply therewith would not, in the aggregate, have a Material Adverse Effect.

     7.5  Maintenance of Property; Insurance.
          ----------------------------------

          (a   Subject to Sections 8.4 and 8.5 , keep all property useful and
                          ------------     ---
     necessary in its business in good working order and condition (ordinary wear and tear excepted); and

          (b   Maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and with only such deductibles as are usually maintained by, and against at least such risks (but including, in any event, public liability and product liability insurance) as are usually insured against in the same general area, by companies engaged in the same or a similar business; and furnish to the Administrative Agent, upon reasonable written request of the Administrative Agent or any Lender, full information as to the insurance carried.

     7.6  Inspection of Property; Books and Records; Discussions.  Keep proper
          ------------------------------------------------------
books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities which permit financial statements to be prepared in conformity with GAAP and all Requirements of Law; and permit representatives of Administrative Agent or any Lender upon reasonable notice to visit and make a reasonable inspection of any of its properties and reasonably examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be requested upon reasonable notice, and to discuss the business, operations, assets and financial and other condition of the Borrowers and their Subsidiaries with officers and employees thereof and with their independent certified public accountants.

     7.7  Notices.  Promptly upon becoming aware thereof give notice to the
          -------
Administrative Agent:

          (a   of the occurrence of any Default or Event of Default then known to such Borrower;

          (b   of any (i) default or event of default under any instrument or other agreement, guarantee or collateral document of any Borrower or any Subsidiary of any Borrower which default or event of default has arisen after the Filing Date and has not been waived and would have a Material Adverse Effect, or (ii) litigation, investigation or proceeding which may exist at any time between any Borrower or any Subsidiary of any Borrower and any Governmental Authority, or receipt of any notice of any environmental claim or assessment against any Borrower or any Subsidiary of any Borrower by any Governmental Authority, which in any such case would have a Material Adverse Effect;

          (c   of the commencement of any litigation or proceeding against any
     Borrower or any Subsidiary of any Borrower (i) in which more than $500,000 of the amount claimed is not covered by insurance or (ii) in which injunctive or similar relief is sought which if obtained would have a Material Adverse Effect;

          (d   of the following events, as soon as practicable after, and in any event within 30 days after, any Borrower knows or has reason to know thereof: (i) the occurrence of any Reportable Event with respect to any Single Employer Plan which Reportable Event could reasonably result in material liability to the Borrowers and their Subsidiaries taken as a whole, or (ii) the institution of proceedings or the taking of any other action by PBGC, any Borrower or any Commonly Controlled Entity to terminate, withdraw or partially withdraw from any Plan and, with respect to a Multiemployer Plan, the Reorganization or Insolvency of the Plan, in each of the foregoing cases which could reasonably result in material liability to the Borrowers and their Subsidiaries taken as a whole, and in addition to such notice, deliver to the Administrative Agent and each Lender whichever of the following may be applicable: (A) a certificate of an Authorized Representative of the Parent Corporation setting forth details as to such Reportable Event and the action that the Borrowers or such Commonly Controlled Entity proposes to take with respect thereto, together with a copy of any notice of such Reportable Event that may be required to be filed with PBGC, or (B) any notice delivered by PBGC evidencing its intent to institute such proceedings or any notice to PBGC that such Plan is to be terminated, as the case may be; and

          (e   of a Material Adverse Effect arising after the Filing Date known to such Borrower, including, without limitation, the default in any license or other agreement, other than such a default arising solely from commencement of the Chapter 11 Cases and all events and circumstances leading thereto and associated therewith.

Each notice pursuant to this Section 7.7 shall be accompanied by a statement of
                             -----------
an Authorized Representative setting forth details of the occurrence referred to therein and (in the cases of clauses (a) through (e)) stating what action the Borrowers propose to take with respect thereto.

     7.8  Environmental Laws.
          ------------------

          (a   Comply with, and use its reasonable efforts to insure compliance by all its tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply with and maintain, and use its reasonable efforts to insure that all its tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, registrations or permits required by Environmental Laws, except to the extent that failure to do so would not have any reasonable likelihood of having a Material Adverse Effect.

          (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply with all lawful orders and directives of all Governmental Authorities respecting Environmental Laws, except to the extent that the same are being contested in good faith by appropriate proceedings; and

          (c) DEFEND, INDEMNIFY AND HOLD HARMLESS EACH AGENT AND EACH LENDER, AND THEIR RESPECTIVE EMPLOYEES, AGENTS, OFFICERS AND DIRECTORS (COLLECTIVELY, THE "LENDER PARTIES"), FROM AND AGAINST ANY CLAIMS, DEMANDS,
                         --------------
     PENALTIES, FINES, LIABILITIES, SETTLEMENTS, DAMAGES, COSTS AND EXPENSES OF WHATEVER KIND OR NATURE KNOWN OR UNKNOWN, CONTINGENT OR OTHERWISE ACTUALLY ASSERTED AGAINST OR INCURRED BY THE LENDER PARTIES (OR ANY ONE OR MORE OF
     THEM), ARISING OUT OF, OR IN ANY WAY RELATING TO THE VIOLATION OF OR NONCOMPLIANCE WITH ANY ENVIRONMENTAL LAWS APPLICABLE TO THE REAL PROPERTY OWNED OR OPERATED BY THE BORROWERS OR ANY SUBSIDIARY OF THE BORROWERS, OR ANY ORDERS, REQUIREMENTS OR DEMANDS OF GOVERNMENTAL AUTHORITIES RELATED THERETO, INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEY'S AND CONSULTANT'S FEES, INVESTIGATION AND LABORATORY FEES, COURT COSTS AND

     LITIGATION EXPENSES, EXCEPT TO THE EXTENT THAT ANY OF THE FOREGOING ARISE OUT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE PARTY SEEKING INDEMNIFICATION THEREFOR OR RELATE TO VIOLATIONS OR ALLEGED VIOLATIONS OF ENVIRONMENTAL LAWS OR HAZARDOUS MATERIALS FIRST USED, RELEASED, SPILLED, EMITTED OR OTHERWISE LOCATED ON ANY REAL PROPERTY OWNED OR OPERATED BY THE BORROWERS OR SUBSIDIARY OF THE BORROWERS AFTER SUCH PROPERTY IS TRANSFERRED TO A LENDER PARTY OR ITS SUCCESSOR OR ASSIGN BY FORECLOSURE, DEED-IN-LIEU OF FORECLOSURE OR SIMILAR TRANSFER UNLESS CAUSED BY THE BORROWERS OR SUBSIDIARY OF THE BORROWERS.

     7.9  Cash Concentration Account.  All cash collateral and proceeds of DIP
          --------------------------
Loans together with all Cash Collateral (as defined in the Interim Order) shall be deposited and maintained in only such accounts permitted by the Cash Management Order, and applied in accordance with the Financing Orders. Except upon the occurrence and during the continuance of an Event of Default, the Administrative Agent shall not exercise any right of setoff, counterclaim or other similar right against any Borrower's cash concentration account.

     7.10 Financial Advisor.  Subject to approval by the Bankruptcy Court,
          -----------------
continue the employment of E&Y Capital Advisors LLC (f/k/a E&Y Restructuring
LLC) as the Borrowers' outside financial advisor or retain such other Person as financial advisor who is reasonably acceptable to the Required Lenders on terms reasonably acceptable to the Required Lenders and approved by the Bankruptcy Court.

SECTION 8.  NEGATIVE COVENANTS.
            ------------------

     The Borrowers hereby agree that each Borrower shall not, directly or indirectly so long as any of the Lenders' Commitments remain in effect or any DIP Loan or L/C Obligation remains outstanding and unpaid, any amount (unless cash in an amount equal to such amount has been deposited indefeasibly in a cash collateral account established by the Administrative Agent) remains available to be drawn under any Letter of Credit or any other amount is owing to any Lender or Administrative Agent hereunder (it being understood that each of the permitted exceptions to each of the covenants in this Section 8 is in addition
                                                      ---------
to, and not overlapping with, any other of such permitted exceptions except to the extent expressly provided):

     8.1  Indebtedness.  Create, incur, assume or suffer to exist any
          ------------
Indebtedness, except:

          (a) Indebtedness outstanding on the Effective Date;

          (b) Indebtedness owing (i) to the Borrowers by any of the other Borrowers, or (ii) to any of the Borrower's Foreign Subsidiaries by any other Foreign Subsidiary, which Indebtedness is subordinated to the Obligations and evidenced by any entry on the financial records of the Borrowers and any such Subsidiary;

          (c) Indebtedness consisting of performance bonds or surety or appeal bonds provided by the Borrowers or any of their Subsidiaries in the ordinary course of business and which do not secure other Indebtedness; and

          (d) Indebtedness in connection with the DIP Loans, the Designated Post-Petition Loans, the Financing Orders, the Letters of Credit and this Agreement.

     8.2  Limitation on Liens.  Create, incur, assume or suffer to exist any
          -------------------
Lien upon any of its property, assets, income or profits, whether now owned or hereafter acquired, except:

          (a) Liens in favor of the Administrative Agent and the Lenders pursuant to the DIP Financing Documents and bankers' liens arising by operation of law;

          (b) Liens existing on the Effective Date; and

          (c) Liens permitted under the Financing Orders;

          (d) Liens described in Section 5.12(ii)(A)-(E);
                                 -----------------------

          (e) Liens for taxes, assessments, governmental changes, levies or claims that are not yet delinquent or that are being diligently contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on such Borrower's books, but only so long as no foreclosure, restraint, sale or similar proceedings have been commenced with respect thereto;

          (f) Liens of carriers, warehousemen, mechanics, laborers, landlords and materialmen and other similar Liens incurred in the ordinary course of business or by operation of law for sums not yet due or being contested in good faith, if such reserve or appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

          (g) Liens incurred or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance, pensions or other social security programs or similar legislation; and

          (h) the Carve-Out (as defined in the Financing Orders).

     8.3  Limitation on Contingent Obligations.  Create, incur, assume or suffer
          ------------------------------------
to exist any Contingent Obligation except:

          (a) Contingent Obligations existing on the Effective Date; and

          (b) Contingent Obligations in favor of the Issuing Bank or any Lender in respect of Letters of Credit.

     8.4  Prohibition of Fundamental Changes.  Enter into any merger or
          ----------------------------------
consolidation or amalgamation (other than in connection with a plan of reorganization), or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or engage in any type of business other than of the same general type now conducted by it, except any Borrower (other than the Parent Corporation) may liquidate or dissolve into another Borrower.

     8.5  Prohibition on Sale of Assets.  Convey, sell, lease, assign, transfer
          -----------------------------
or otherwise dispose of (including through a transaction of merger or consolidation of any Subsidiary of the Borrowers) any of its property, business or assets (including, without limitation, tax benefits, receivables and leasehold interests), whether now owned or hereafter acquired, except for (a) sales of inventory made in the ordinary course of business, and (b) sales of assets approved by the Bankruptcy Court after a hearing, provided that the
                                                         -------- ----
proceeds of any such sale are applied in accordance with the Financing Orders.

     8.6  Limitation on Investments, Loans and Advances.  Make any advance,
          ---------------------------------------------
loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of, or make any other investment in (including, without limitation, any acquisition of all or any substantial portion of the assets, and any acquisition of a business or a product line, of other companies, other than the acquisition of inventory in the ordinary course of business), any Person (other than another Borrower), except:

          (a) any of the foregoing existing on the Effective Date;

          (b) any of the foregoing permitted by the Cash Management Order;

          (c) the Borrowers and their Subsidiaries may invest in, acquire and hold Cash Equivalents;

          (d) Investments arising from transactions by the Borrowers or any of their Subsidiaries with customers or suppliers in the ordinary course of business, including endorsements of negotiable instruments, debt obligations and other investments received in connection with the bankruptcy or reorganization of customers and suppliers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers; and

          (e) any Borrower or any of its Subsidiaries may acquire and hold receivables owing to it, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms.

     8.7  Limitation on Dividends.  Declare any dividends on any shares of any
          -----------------------
class of stock, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, retirement or other acquisition of any shares of any class of stock, or any warrants or options to purchase such stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrowers or any of their Subsidiaries; except that Subsidiaries may pay dividends to the Borrowers.

     8.8  Transactions with Affiliates.  Enter into any transaction, including,
          ----------------------------
without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate except for transactions which are not prohibited under this Agreement and which are in the ordinary course of the applicable Borrower's or applicable Subsidiary's business and which are upon fair and reasonable terms no less favorable to such Borrower or such Subsidiary than it would obtain in a hypothetical comparable arm's length transaction with a Person not an Affiliate.

     8.9  Foreign Exchange Contracts.  Enter into any foreign currency exchange
          --------------------------
contracts, except as permitted under the Cash Management Order or otherwise approved by the Bankruptcy Court after a hearing.

     8.10 Limitation on Creation of and Investments in Subsidiaries.  Except as
          ---------------------------------------------------------
set forth in the Budget or the Cash Management Order, make any advance, loan, extension of credit or capital contribution to, purchase any stock, bonds, notes, debentures or other securities of, or make any other investment in, any Subsidiary not a Borrower, or create, merge or consolidate with, or sell or otherwise transfer all or any assets of the Borrowers or any Subsidiary of the Borrowers to, any Subsidiary not a Borrower.

     8.11 DIP Financing.  Incur or apply to the Bankruptcy Court for authority
          -------------
to incur, or suffer to exist, any (i) indebtedness having the priority afforded by Section 364(c) or (d) of the Bankruptcy Code (including any Superpriority Claims) other than the financing provided for under this Agreement and the other DIP Financing Documents or as authorized pursuant to the Financing Orders or
(ii) obligation to make adequate protection payments, or otherwise provide adequate protection, other than (A) as contemplated by the Financing Orders or
(B) as approved by the Required Lenders.

     8.12 Alteration of Rights of Lenders.  Limit, affect or modify, or apply to
          -------------------------------
the Bankruptcy Court to limit, affect or modify, any of the Administrative Agent's or the Lenders' rights with respect to the Obligations, including rights with respect to the Post-Petition Collateral and the priority thereof.

     8.13 Chapter 11 Claims.  Except as permitted under the Financing Orders,
          -----------------
apply to the Bankruptcy Court for the authority to incur, create, assume, suffer or permit any claim, Lien or encumbrance (other than Permitted Liens) against the Borrowers, or any of their assets in the Chapter 11 Cases to be pari passu
                                                                    ---- -----
with, or senior to, the Liens and claims of the Lenders granted and arising hereunder and under the Financing Orders.

     8.14 Change in Management.  Permit the removal or replacement of any member
          --------------------
of Key Management.

     8.15 Capital Expenditures.  Make Capital Expenditures in excess of (a)
          --------------------
$28,750,000 in the aggregate from the date hereof through the Scheduled Termination Date, and (b) $14,000,000 in the aggregate during any fiscal quarter.

     8.16 Asset Coverage Ratio. Permit, at any time, determined in accordance
          --------------------
with GAAP on a consolidated basis for the Borrowers and their Subsidiaries, the ratio of (a) the sum of (i) the net book value of accounts receivable, plus (ii) the net book value of inventory, plus (iii) the book value of owned land, real property, equipment, leasehold improvements and other fixed assets, net of depreciation, plus (iv) cash on hand, to (b) the outstanding principal amount of all Pre-Petition Indebtedness and the Obligations, to be less than 1.5 to 1.0, measured twice monthly pursuant to the reporting requirements set forth in Section 7.1.

     8.17 Operating Cash Flow.  Allow Operating Cash Flow for the period
          -------------------
beginning October 1, 2000 through each respective reporting date indicated below to be less than the amounts indicated below measured monthly beginning January 31, 2001 pursuant to the reporting requirements set forth in Section 7.1.
                                                             -----------

           January 31, 2001             $ 16,000,000
           February 28, 2001            $ 34,000,000
           March 31, 2001               $ 46,000,000
           April 30, 2001               $ 55,000,000
           May 31, 2001                 $ 65,000,000
           June 30, 2001                $ 68,000,000
           July 31, 2001                $ 72,000,000
           August 30, 2001              $ 78,000,000
           September 30, 2001           $ 87,000,000
           October 31, 2001             $105,000,000

SECTION 9. EVENTS OF DEFAULT.
           ------------------

     9.1   Events of Default.  Upon the occurrence and during the continuance of
           -----------------
           any of the following events:

           (a) Borrowers shall fail to (i) pay any principal of any DIP Loan when due in accordance with the terms hereof or to reimburse the Issuing Bank for any draw under any Letter of Credit in accordance with Section 3.3
                                                                     -----------
     or (ii) pay any interest on any DIP Loan or any other amount payable hereunder when any such interest or other amount becomes due in accordance with the terms hereof; or

           (b) Any representation or warranty made or deemed made by any of the Borrowers in any DIP Financing Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

           (c) Any Borrower shall default in the observance or performance of any covenant, agreement, obligation or restriction applicable to such Borrower contained in this Agreement or any other DIP Financing Document (other than as described in clauses (a) and (b) above), and Administrative Agent has sent notice of such default to Borrowers; or

           (d) The Bankruptcy Court shall enter an order with respect to any of the Borrowers dismissing its Chapter 11 Case or converting it to a case under Chapter 7 of the Bankruptcy Code, or, without the prior written consent of the Administrative Agent, appointing a trustee in its Chapter 11 Case or appointing a responsible officer or an examiner with enlarged powers relating to the operation of such Borrower's business (beyond those set forth in Section 1106(a)(3) or (4)) under Bankruptcy Code Section 1106(b); or

           (e) The Bankruptcy Court shall enter an order granting relief from the automatic stay applicable under Section 362 of the Bankruptcy Code to the holder of any Lien in any assets of any of the Borrowers having an aggregate value in excess of $1,000,000; or

          (f) Any Borrower shall apply for authority to amend, supplement, stay, vacate or otherwise modify any of the Financing Orders without the consent of the Required Lenders and the Administrative Agent, and Administrative Agent has sent notice of such default to Borrowers; or

          (g) Any Borrower shall support (in any such case by way of any motion or other pleading filed with the Bankruptcy Court or any other writing to another party-in-interest executed by or on behalf of any Borrower) any other Person's opposition of, any motion made in the Bankruptcy Court by any Lender seeking confirmation of the amount of such Lender's claim or the validity and enforceability of the Liens in favor of such Lender (including, without limitation, the Liens securing Pre-Petition Indebtedness owed to such Lender); or

          (h) Any Borrower shall seek to, or shall support (in any such case by way of any motion or other pleading filed with the Bankruptcy Court or any other writing to another party-in-interest executed by or on behalf of any Borrowers) any other Person's motion to, disallow in whole or in part any Lender's claim in respect of the Pre-Petition Indebtedness or the Obligations or to challenge the validity, perfection and enforceability of the Liens in favor of the Pre-Petition Agent or any Lender (including, without limitation, the Liens securing Pre-Petition Indebtedness owed to such Lender); or

          (i) From and after the date of entry thereof, the Interim Order shall cease to be in full force and effect (or shall have been vacated, stayed, reversed, modified or amended), in each case without the consent of the Required Lenders and the Administrative Agent, and the Final Order shall not have been entered prior to such cessation (or vacatur, stay, reversal, modification or amendment); or

          (j) The Final Order shall not have been entered by the Bankruptcy Court on or before December 8, 2000; or

          (k) From and after the date of entry thereof, the Final Order shall cease to be in full force and effect or shall have been vacated, stayed, reversed, modified or amended, in each case without the consent of the Required Lenders and the Administrative Agent; or

          (l) Any of the Borrowers or any Subsidiary thereof shall make any payments on any Indebtedness of such Borrower or Subsidiary (other than as permitted under the Financing Orders or permitted hereunder) arising before the Filing Date, except as expressly allowed by order of the Bankruptcy Court; or

          (m) Any of the Borrowers shall fail to comply with the terms of the Financing Orders in any material respect; or

          (n) One or more judgments or decrees shall be entered against (i) any of the

     Borrowers involving in the aggregate a post-Filing Date liability (not paid or fully covered by insurance) of $500,000 or more or (ii) any Subsidiary of any of the Borrowers which would have a Material Adverse Effect, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within the time required by the terms of such judgment; or

          (o) Any DIP Financing Document shall cease, for any reason, to be in full force and effect or any of the Borrowers or any of their Subsidiaries shall so assert in writing, or any DIP Financing Document shall cease to be effective to grant a perfected Lien on any material item of collateral described therein with the priority purported to be created thereby;

then, and in any such event, so long as any such Event of Default shall be continuing, either or both of the following actions may be taken upon five calendar days' written notice by the Administrative Agent to the Designated Notification Borrower: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall declare the Commitment and the Letter of Credit Commitment to be reduced to zero, and the Lenders' Commitments, including, the Issuing Bank's obligations to issue the Letters of Credit, to be terminated forthwith, whereupon the Commitment and the Letter of Credit Commitment shall be immediately reduced to zero and the Lenders' Commitments and such obligations shall be immediately terminated; provided that the Lenders shall not be
                                 -------- ----
obligated to lend hereunder, and the Issuing Bank shall have no obligation to issue Letters of Credit, at any time after an Event of Default has occurred and is continuing, irrespective of whether the Commitments have been terminated; and
(ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall (A) declare all or a portion of the DIP Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement to be due and payable forthwith, whereupon the same shall immediately become due and payable, without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, protest, or other formalities of any kind, all of which are hereby expressly waived by each Borrower, (B) declare all or a portion of the obligations of the Borrowers in respect of the Letters of Credit, although contingent and unmatured, to be due and payable forthwith, whereupon the same shall immediately become due and payable and/or demand that the Borrowers discharge any or all of the obligations supported by the Letters of Credit by paying or prepaying any amount due or to become due in respect of such obligations, and (C) foreclose or otherwise enforce any lien granted to the Administrative Agent for the benefit of itself and the Lenders to secure payment and performance of the Obligations in accordance with the terms of the DIP Financing Documents. All payments under this Section 9 on account of undrawn
                                              ---------
Letters of Credit shall be made by Borrowers directly to a cash collateral account established by the Administrative Agent for such purpose for application to the Borrowers' reimbursement obligations under Section 3, the applicable L/C
                                                  ---------
Application and this Section 9 as drafts are presented under the Letters of
                     ---------
Credit with the balance, if any (after reserving adequate funds to pay all reimbursement obligations that may arise as a result of outstanding, undrawn, Letters of Credit), to be applied to the Borrowers' obligations under this Agreement as the Administrative Agent shall determine with the approval of the Required Lenders. Except as expressly provided above in this Section 9,
                                                              ---------
presentment, notice, notice of dishonor, notice of acceleration, notice of intent to accelerate, demand, protest and all other notices of any kind are hereby expressly waived. Furthermore, notwithstanding anything contained in this Section 9, upon the occurrence of an Event of Default under subsection (d)
     ---------
or (e) of Section 9.1, the Commitments
          -----------
and Letter of Credit Commitments of all of the Lenders shall automatically terminate, and the outstanding principal of and accrued unpaid interest on the DIP Loans and all other obligations of the Borrowers under the DIP Financing Documents shall thereupon become immediately due and payable without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, protest, or other formalities of any kind, all of which are hereby expressly waived by each Borrower.

SECTION 10.  THE AGENT; ISSUER.
             -----------------

     10.1    Appointment.  Each Lender hereby irrevocably (i) designates and
             -----------
appoints Bank of America as the Administrative Agent under this Agreement, and
(ii) irrevocably authorizes Bank of America, as Administrative Agent for such Lender, each to take such actions on its behalf under the provisions of the DIP Financing Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of the DIP Financing Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into the DIP Financing Documents or otherwise exist against the Administrative Agent.

     10.2    Delegation of Duties. The Administrative Agent may execute any of
             --------------------
its duties under this Agreement and each of the other DIP Financing Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by any of them with reasonable care.

     10.3    Exculpatory Provisions. Neither the Administrative Agent nor any of
             ----------------------
its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with the DIP Financing Documents (except for its or such Person's own gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any of the Borrowers or any officer thereof contained in the DIP Financing Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, the DIP Financing Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of the DIP Financing Documents or for any failure of any of the Borrowers to perform its obligations thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, any DIP Financing Document, or to inspect the properties, books or records of any of the Borrowers.

     10.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrowers), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any DIP Loan as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under any DIP Financing Document unless it shall first receive such advice or concurrence of the Required Lenders (or, where unanimous consent of the Lenders is expressly required hereunder, such Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under any DIP Financing Document in accordance with a request of the Required Lenders (or such other number of Lenders as is expressly required thereby), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the DIP Loans.

     10.5 Notice of Default.  The Administrative Agent shall not be deemed to
          -----------------
have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received written notice from a Lender or a Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall promptly give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and
                                                      --------
until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as they shall deem advisable in the best interests of the Lenders.

     10.6 Non-Reliance on Administrative Agent and Other Lenders.  Each Lender
          ------------------------------------------------------
expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact, financial advisors, or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including any review of the affairs of the Borrowers, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrowers and their Subsidiaries and made its own decision to make its DIP Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under the DIP Financing Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrowers and their Subsidiaries. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Borrowers which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact, financial advisors, or Affiliates.

     10.7 Indemnification.  THE LENDERS AGREE TO INDEMNIFY THE ADMINISTRATIVE
          ---------------
AGENT IN ITS CAPACITY AS SUCH (TO THE EXTENT NOT REIMBURSED BY THE BORROWERS AND WITHOUT LIMITING THE OBLIGATION OF THE BORROWERS TO DO SO), RATABLY IN ACCORDANCE WITH EACH LENDER'S COMMITMENT PERCENTAGE, FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS OF ANY KIND WHATSOEVER WHICH MAY AT ANY TIME (INCLUDING WITHOUT LIMITATION AT ANY TIME FOLLOWING THE PAYMENT OF THE DIP LOANS) BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST THE ADMINISTRATIVE AGENT IN ANY WAY RELATING TO OR ARISING OUT OF THE DIP FINANCING DOCUMENTS OR ANY DOCUMENTS CONTEMPLATED BY OR REFERRED TO HEREIN OR THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY ACTION TAKEN OR OMITTED BY THE ADMINISTRATIVE AGENT UNDER OR IN CONNECTION WITH ANY OF THE FOREGOING; PROVIDED THAT NO LENDER SHALL BE LIABLE
                                      --------
FOR THE PAYMENT OF ANY PORTION OF SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS RESULTING SOLELY FROM THE ADMINISTRATIVE AGENT'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. THE AGREEMENTS IN THIS SECTION 10.7 SHALL SURVIVE THE PAYMENT OF
                                    ------------
THE DIP LOANS AND ALL OTHER AMOUNTS PAYABLE HEREUNDER.

     10.8 The Administrative Agent in its Individual Capacity.  The
          ---------------------------------------------------
Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrowers and their Subsidiaries as though the Administrative Agent was not the Administrative Agent hereunder. With respect to its DIP Loans made or renewed by it and its L/C Participating Interests, the Administrative Agent shall have the same rights and powers, duties and liabilities under the DIP Financing Documents as any Lender and may exercise the same as though it was not the Administrative Agent and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

     10.9 Successor Administrative Agent.  The Administrative Agent may resign
          ------------------------------
as Administrative Agent upon 30 days' notice to the Lenders. If the Administrative Agent shall resign as Administrative Agent under the DIP Financing Documents, then the Required Lenders shall appoint from among the Lenders a successor agent to the Administrative Agent for the Lenders which successor agent shall be approved by the Parent Corporation, which shall not unreasonably withhold its approval, whereupon such successor agent shall succeed to the rights, powers and duties of the resigning Administrative Agent and the term "Administrative Agent" shall mean such successor agent effective upon its appointment, and the former Administrative Agent's rights, powers and duties as the Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement. After the retiring Administrative Agent's resignation hereunder as Agent the provisions of this Section 10 shall inure to its benefit as to any actions taken or omitted to
     ----------
be taken by it while it was Agent under the DIP Financing Documents.

     10.10  Bank of America as Issuer of Letters of Credit.  Each Lender hereby
            ----------------------------------------------
acknowledges that the provisions of this Section 10 shall apply to Bank of
                                         ----------
America and to any Lender that succeeds Bank of America as the Issuing Bank, in their respective capacities as issuers of the Letters of Credit, in the same manner as such provisions are expressly stated to apply to the Administrative Agent.

SECTION 11. MISCELLANEOUS.
            -------------

     11.1   Amendments and Waivers.  No DIP Financing Document nor any terms
            ----------------------
thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 11.1. With the written consent of the Required
                   ------------
Lenders, the Administrative Agent and the Borrowers may, from time to time, enter into written amendments, supplements or modifications hereto for the purpose of adding any provisions to any DIP Financing Document in which they are parties or changing in any manner the rights of the Lenders or of any such Borrower or any Subsidiary of any Borrower thereunder or waiving, on such terms and conditions as the Administrative Agent may specify in such instrument, any of the requirements of any such DIP Financing Document or any Default or Event of Default and its consequences; provided, however, that:
                                 --------  -------

            (a) no such waiver and no such amendment, supplement or modification shall extend the maturity of any DIP Loan or L/C Obligation, or reduce the rate or extend the time of payment of interest thereon, or change the method of calculating interest thereon, or reduce any fee payable to the Lenders hereunder, or reduce the principal amount of any DIP Loan or L/C Obligation, or increase the Commitment or the Letter of Credit Commitment, or change the Commitment Percentages, or amend, modify or waive any provision of this Section 11.1 or reduce the percentage specified in
                           ------------
     the definition of Required Lenders or consent to the assignment or transfer by any Borrower of any of its rights and obligations under any DIP Financing Document or effect the release of all or a substantial part of the Pre-Petition Collateral and/or the Post-Petition Collateral, in each case, without the written consent of each Lender affected thereby;

            (b) no such waiver and no such amendment, supplement or modification shall amend, modify or waive any provision of Section 10
                                                                ----------
     without the written consent of the Administrative Agent and the Issuing Bank; and

            (c) no such waiver and no such amendment, supplement or modification shall amend, modify or waive any provision of Section 3
                                                                ---------
     without the written consent of the Issuing Bank.

Any such waiver and any such amendment, supplement or modification described in this Section 11.1 shall apply equally to each of the Lenders and shall be
     ------------
binding upon each of the Borrowers and each of their Subsidiaries, the Lenders, the Administrative Agent and all future holders of DIP Loans. Any extension of a Letter of Credit by the Issuing Bank shall be treated hereunder as a new Letter of Credit. In the case of any waiver, the Borrowers, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the outstanding DIP Loans, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

     11.2 Notices.  All notices, requests and demands to or upon the respective
          -------
parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three Business Days after being deposited in the mail, postage prepaid, or one day after being entrusted to a reputable commercial overnight delivery service, or, in the case of telecopy notice, when sent, confirmation of receipt received, addressed as follows in the case of each of the Borrowers, the Administrative Agent, the Issuing Bank and the Lenders, or to such other address as may be hereafter notified by such respective parties hereto:

The Borrowers: Pillowtex Corporation
               One Lake Circle Drive
               Kannapolis, NC  28081
               Attn:  Anthony T. Williams
               Telephone:  (704) 939-2000
               Telecopier:  (704) 939-2597

 With copies to:

               Pillowtex Corporation
               4111 Mint Way
               Dallas, TX  75236
               Attn:  John F. Sterling, Esq.
               Telephone:   (214) 333-3225
               Telecopier:  (214) 467-0823

               Jones, Day, Reavis & Pogue
               2727 North Harwood Street
               Dallas, TX  75201-1515
               Attn:  Thomas E. Gillespie, Esq.
               Telephone:   (214) 969-5076
               Telecopier:  (214) 969-5100

Bank of America, in its capacities as Administrative Agent, Issuing Bank and
Lender:

               Bank of America, N.A.
               901 Main Street, 66th Floor
               Dallas, Texas  75202
               Attn: William E. Livingstone, IV
               Telephone:   (214) 209-2023
               Telecopier:  (214) 209-3533

          With a copy to:

                        Winstead Sechrest & Minick, P.C.
                        5400 Renaissance Tower
                        1201 Elm Street
                        Dallas, Texas  75270
                        Attn: Ira D. Einsohn, Esq.
                        Telephone:   (214) 745-5223
                        Telecopier:  (214) 745-5390

The Other Lenders:  At the addresses set forth on the signature pages hereof and the signature page of each Commitment Transfer Supplement

provided that any notice, request or demand to or upon the Administrative Agent,
--------
the Issuing Bank or the Lenders, as the case may be, shall not be effective until received.

     11.3 No Waiver; Cumulative Remedies.  No failure to exercise and no delay
          ------------------------------
in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

     11.4 Survival of Representations and Warranties.  All representations and
          ------------------------------------------
warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement, the making of the DIP Loans and the issuance of Letters of Credit.

     11.5 Payment of Expenses and Taxes.  The Borrowers agree (a) to pay or
          -----------------------------
reimburse the Administrative Agent on a monthly basis, for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, the DIP Financing Documents and any other documents prepared in connection herewith, and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent, and accountants, financial advisors, engineers and environmental consultants to the Administrative Agent, (b) to pay or reimburse the Lenders for all of their reasonable out-of-pocket costs and expenses (including travel expenses but excluding fees and expenses of outside counsel) incurred in connection with the enforcement or preservation of any rights under any DIP Financing Document, (c) after an Event of Default has occurred and is continuing, to pay or reimburse each Lender, the Issuing Bank and the Administrative Agent for all their reasonable costs and expenses incurred in connection with, and to pay, indemnify, and hold the Administrative Agent, the Issuing Bank and each Lender harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever arising out of or in connection with, the enforcement or preservation of any rights under any DIP Financing Document and any such other documents, including, without limitation, reasonable fees and disbursements of counsel to the Administrative Agent, the Issuing Bank and each Lender incurred in connection with the foregoing and in connection with advising the Administrative Agent and the Issuing Bank with respect to their respective rights and responsibilities under this Agreement and the documentation relating thereto, (d) to pay, indemnify, and to hold the Administrative Agent, the Issuing Bank and each Lender harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes (other than withholding taxes), if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, any DIP HOLD Financing Document and any such other documents, and (e) TO PAY, INDEMNIFY, AND THE ADMINISTRATIVE AGENT, THE ISSUING BANK AND EACH LENDER AND THEIR
RESPECTIVE OFFICERS AND DIRECTORS HARMLESS FROM AND AGAINST ANY AND ALL OTHER LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER (INCLUDING, WITHOUT LIMITATION, REASONABLE FEES AND DISBURSEMENTS OF COUNSEL) WHICH MAY BE INCURRED BY OR ASSERTED AGAINST THE ADMINISTRATIVE AGENT, THE ISSUING BANK OR THE LENDERS (X) ARISING OUT OF OR IN CONNECTION WITH ANY INVESTIGATION, LITIGATION OR PROCEEDING RELATED TO THIS AGREEMENT, THE OTHER DIP FINANCING DOCUMENTS, THE PROCEEDS OF THE DIP LOANS OR THE DESIGNATED POST-PETITION LOANS AND THE TRANSACTIONS CONTEMPLATED BY OR IN RESPECT OF SUCH USE OF PROCEEDS, OR ANY OF THE OTHER TRANSACTIONS CONTEMPLATED HEREBY, WHETHER OR NOT THE ADMINISTRATIVE AGENT, THE ISSUING BANK OR ANY OF THE LENDERS IS A PARTY THERETO, OR (Y) WITHOUT LIMITING THE GENERALITY OF THE FOREGOING BY REASON OF OR IN CONNECTION WITH THE EXECUTION AND DELIVERY OR TRANSFER OF, OR PAYMENT OR FAILURE TO MAKE PAYMENTS UNDER, LETTERS OF CREDIT (IT BEING AGREED THAT NOTHING IN THIS
SECTION 11.5 IS INTENDED TO LIMIT THE BORROWERS' OBLIGATIONS PURSUANT TO
------------
SECTION 3.3) (ALL THE FOREGOING, COLLECTIVELY, THE "INDEMNIFIED LIABILITIES");
-----------                                         -----------------------
PROVIDED THAT THE BORROWERS SHALL HAVE NO OBLIGATION HEREUNDER WITH RESPECT TO
--------
INDEMNIFIED LIABILITIES OF THE ADMINISTRATIVE AGENT, THE ISSUING BANK OR ANY LENDER OR ANY OF THEIR RESPECTIVE OFFICERS AND DIRECTORS ARISING SOLELY FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE ADMINISTRATIVE AGENT, THE ISSUING BANK OR THE LENDERS OR THEIR RESPECTIVE DIRECTORS OR OFFICERS. THE AGREEMENTS IN THIS SECTION 11.5 SHALL SURVIVE REPAYMENT OF THE DIP LOANS AND ALL OTHER
        ------------
AMOUNTS PAYABLE HEREUNDER.

     11.6 Successors and Assigns; Participations; Purchasing Lenders.
          ----------------------------------------------------------

          (a) This Agreement shall be binding upon and inure to the benefit of the Borrowers, the Lenders, the Issuing Bank and the Administrative Agent, and their respective successors and assigns, except that the Borrowers may not assign or transfer any of their rights or obligations under this Agreement without the prior written consent of each Lender.

          (b) Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more Lenders or other entities ("Participants") participating interests in any DIP Loan
                      ------------
     owing to such Lender, any L/C Participating Interest of such Lender, or any Commitment or other interest of such Lender hereunder. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such DIP Loan for all purposes under this Agreement and the Borrowers and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. The Borrowers agree that if amounts outstanding under this Agreement and the DIP Loans are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any DIP Loan to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or any DIP Loan; provided that, such right of setoff
                                           --------
     shall be subject to the obligation of such Participant to share with the Lenders, and the Lenders agree to share with such Participant, as provided in Section 11.7. The Borrowers also agree that each Participant shall be
        ------------
     entitled to the benefits of Sections 3.4 and 4.6 with respect to its
                                 ------------     ---
     participation in the Commitment, the Letter of Credit Commitment, the DIP Loans and the Letters of Credit, outstanding from time to time; provided
                                                                     --------
     that, no Participant shall be entitled to receive any greater amount pursuant to such subsections than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred. Each Lender agrees that the participation agreement pursuant to which any Participant acquires its participating interest (or any other document) may afford voting rights to such Participant only with respect to matters requiring the consent of all of the Lenders hereunder.

          (c) Any Lender may, in the ordinary course of its business and in accordance with applicable law, (i) at any time sell all or any part of its rights and obligations under this Agreement and the DIP Loans to any Lender or any Affiliate thereof; provided that, in the event of a sale of less
                               --------
     than all of such rights and obligations, (x) such assigning Lender after any such sale to any other Lender or any Affiliate of such Lender shall retain a Commitment of at least $5,000,000 (or such lesser amount as the Administrative Agent may determine) and (y) such sale shall be of corresponding proportions of the Commitments, DIP Loans and L/C Participating Interests held by such assigning Lender immediately prior to such sale, and, (ii) with the consent of the Administrative Agent (such consent not to be unreasonably withheld), sell to one or more additional banks or financial institutions ("Purchasing Lenders"), all or any part of
                                       ------------------
     its rights and obligations under this Agreement and the DIP Loans, pursuant to a Commitment Transfer Supplement, executed by such Purchasing Lender and such transferor Lender (and, in the case of a Purchasing Lender that is not then a Lender or an Affiliate thereof, by the Administrative Agent), and delivered to the Administrative Agent for its acceptance and recording in the Register together with a registration and processing fee to the Administrative Agent of $5,000 in cash; provided that (A) each such
                                             --------
     sale pursuant to clause (ii) of this Section 11.6(c) shall be in an amount
                                          ---------------
     of at least $5,000,000 (or such lesser amount as the Administrative Agent may determine) and (B) in the event of a sale of less than all of such rights and obligations, (x) such Lender after any such sale shall retain a Commitment of at least $5,000,000 (or such lesser amount as the Administrative Agent may determine) and (y) such sale shall be of corresponding proportions of the Commitments, DIP Loans and L/C Participating Interests held by such assigning Lender immediately prior to such sale. Upon such execution, delivery, acceptance and recording, from and after the Transfer Effective Date as defined in the Commitment Transfer Supplement, (x) the Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Commitment Transfer Supplement, have (in addition to any such rights and obligations theretofore held by it) the rights and obligations of a Lender hereunder with Commitments as set forth therein, and (y) the transferor Lender thereunder shall, to the extent of the interest transferred, as reflected in such Commitment Transfer Supplement, be released from its obligations under this Agreement (and, in the case of a Commitment Transfer Supplement covering all or the remaining portion of a transferor Lender's rights and obligations under this Agreement, such transferor Lender shall cease to be a party hereto). Such Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the DIP Loans.

          (d) The Administrative Agent shall maintain at its address referred to in Section 11.2 a copy of each Commitment Transfer Supplement delivered to
        ------------
     it and a register (the "Register") for the recordation of the names and
                             --------
     addresses of the Lenders and the Commitment of, the principal amount of DIP Loans owing to, and the L/C Participating Interests of, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register as the owner of the DIP Loan or L/C Participating Interest recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers, the Administrative Agent, the Issuing Bank and the Lenders at any reasonable time and from time to time upon reasonable prior notice and, upon request by any Borrower, the Administrative Agent will provide a copy of the Register promptly to such Borrower or its counsel.

          (e) Upon its receipt of a Commitment Transfer Supplement executed by a transferor Lender and a Purchasing Lender (and, in the case of a Purchasing Lender that is not then a Lender or an Affiliate thereof, by the Administrative Agent), together with payment to the Administrative Agent of a registration and processing fee of $5,000, the Administrative Agent shall
     (i) promptly accept such Commitment Transfer Supplement and (ii) on the Transfer Effective Date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrowers.

          (f) Each Lender and the Administrative Agent shall use reasonable efforts to protect the confidentiality of any confidential information concerning the Borrowers and their Affiliates in accordance with such Lender's or the Administrative Agent's, as the case may be, customary practices. Notwithstanding the foregoing, the Borrowers authorize each Lender to disclose to any Participant or Purchasing Lender (each, a "Transferee") and
                                                                -----------
     any prospective Transferee any and all financial information in such Lender's possession concerning the Borrowers and their Affiliates which has been delivered to such Lender by or on behalf of the Borrowers pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Borrowers in connection with such Lender's credit evaluation of the Borrowers and their Affiliates prior to becoming a party to this Agreement, subject to any such Transferee or prospective Transferee agreeing to use reasonable efforts to protect the confidentiality of any confidential information concerning the Borrowers and their Affiliates in accordance with practices and procedures not materially less favorable to the Borrowers than the confidentiality practices and procedures of the Lender from whom such Transferee received such information.

          (g) If, pursuant to this Section 11.6, any interest in this Agreement
                                   ------------
     or any DIP Loan is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, (i) to represent to the transferor Lender (for the benefit of the transferor Lender, the Administrative Agent, the Issuing Bank and the Borrowers) that under applicable law and treaties no taxes will be required to be withheld by any Agent, the Issuing Bank, any Borrower or the transferor Lender with respect to any payments to be made to such Transferee in respect of the DIP Loans or L/C Participating Interests, (ii) to furnish to the transferor Lender (and, in the case of any Purchasing Lender registered in the Register, the Administrative Agent, the Issuing Bank and the Borrowers) either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 or any successor form (wherein such Transferee claims entitlement to complete exemption from U.S. Federal withholding tax on all interest payments hereunder), and (iii) to agree (for the benefit of the transferor Lender, the Administrative Agent, the Issuing Bank and the Borrowers) to provide the transferor Lender (and, in the case of any Purchasing Lender registered in the Register, the Administrative Agent, the Issuing Bank and the Borrowers) a new Form 4224 or Form 1001 or any successor form upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such Transferee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

     11.7 Adjustments; Set-Off.  If any Lender (a "Benefitted Lender") shall at
          --------------------                     -----------------
any time receive any payment of all or part of any of its DIP Loans or L/C Participating Interests, as the case may be, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by setoff, or otherwise) in a greater proportion than any such payment to and collateral received by any other Lender, if any, in respect of such other Lender's DIP Loans or L/C Participating Interests, as the case may be, or interest thereon, such Benefitted Lender shall purchase for cash from the other Lenders such portion of each such other Lender's DIP Loans or L/C Participating Interests, as the case may be, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits
--------  -------
is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Borrowers agree that each Lender so purchasing a portion of another Lender's DIP Loans and/or L/C Participating Interests may exercise all rights of payment (including, without limitation, rights of setoff) with respect to such portion as fully as if such Lender were the direct holder of such portion. The Administrative Agent shall promptly give the Designated Notification Borrower notice of any set-off; provided that the
                                                            --------
failure to give such notice shall not affect the validity of such set-off.

     11.8   Counterparts.  This Agreement may be executed by one or more of the
            ------------
parties to this Agreement on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Designated Notification Borrower and the Administrative Agent. This Agreement shall become effective with respect to the Borrowers, the Administrative Agent, the Issuing Bank and the Lenders when the Administrative Agent shall have received copies of this Agreement executed by the Borrowers, the Administrative Agent, the Issuing Bank and the Lenders, or, in the case of any Lender, shall have received telephonic confirmation from such Lender stating that such Lender has executed counterparts of this Agreement or the signature pages hereto and sent the same to the Administrative Agent.

     11.9   Governing Law; No Third-Party Rights.  This Agreement and the rights
            ------------------------------------
and obligations of the parties under this Agreement, including, without limitation, the DIP Loans, shall be governed by, and construed and interpreted in accordance with, the law of the State of Texas, except to the extent governed by the Bankruptcy Code. This Agreement is solely for the benefit of the parties hereto and their respective successors and assigns, and, except as set forth in
Section 11.6, no other Persons shall have any right, benefit, priority or
------------
interest under, or because of the existence of, this Agreement.

     11.10  WAIVER OF JURY TRIAL.  EACH OF THE BORROWERS, THE ISSUING BANK, THE
            --------------------
ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO ANY OF THE DIP FINANCING DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY.

     11.11  Additional Grant of Lien.  All loans, advances and any other
            ------------------------
indebtedness or obligations, contingent or absolute (including, without limitation, the principal thereof, interest thereon, and costs and expenses owing in connection therewith) which may now or from time to time hereafter be owing by the Borrowers to the Administrative Agent or the Lenders under any of the DIP Financing Documents shall be secured as set forth in the Financing Orders.

     11.12  Interest.  It is the intention of the parties hereto that each
            --------
Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby would be usurious as to any Lender under laws applicable to it (including the laws of the United States of America and the State of Texas or any other jurisdiction whose laws may be mandatorily applicable to such Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in any of the DIP Financing Documents or any agreement entered into in connection with or as security for the DIP Financing Documents, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under law applicable to any Lender that is contracted for, taken, reserved, charged or received by such Lender under any of the DIP Financing Documents or agreements or otherwise in connection with the DIP Financing Documents shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be canceled automatically and if theretofore paid shall be credited by such Lender on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Indebtedness shall have been or would thereby be paid in full, refunded by such Lender to the Borrowers); and (ii) in the event that the maturity of the DIP Financing Documents is accelerated by reason of an election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically by such Lender as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Lender on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Indebtedness shall have been or would thereby be paid in full, refunded by such Lender to the Borrowers). All sums paid or agreed to be paid to any Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to such Lender, be amortized, prorated, allocated and spread throughout the full term of the DIP Loans evidenced by the DIP Financing Documents until payment in full so that the rate or amount of interest on account of any DIP Loans hereunder does not exceed the maximum amount allowed by such applicable law. If at any time and from time to time (i) the amount of interest payable to any Lender on any date shall be computed at the Highest Lawful Rate applicable to such Lender pursuant to this Section 11.12 and (ii)
                                                       -------------
in respect of any subsequent interest computation period the amount of interest otherwise payable to such Lender would be less than the amount of interest payable to such Lender computed at the Highest Lawful Rate applicable to such Lender, then the amount of interest payable to such Lender in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to such Lender until the total amount of interest payable to such Lender shall equal the total amount of interest which would have been payable to such Lender if the total amount of interest had been computed without giving effect to this Section 11.12. To the extent that Chapter 303 of
                              -------------
the Texas Finance Code is relevant for the purpose of determining the Highest Lawful Rate, such Lender elects to determine the applicable rate ceiling under such Chapter by the indicated weekly rate ceiling from time to time in effect.

     11.13  No Duty.  All attorneys, accountants, appraisers, and other
            -------
professional Persons and consultants retained by the Administrative Agent and the Lenders shall have the right to act exclusively in the interest of the Administrative Agent and the Lenders and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to the Borrowers or any of the Borrowers' shareholders or any other Person.

     11.14  No Fiduciary Relationship.  The relationship between each Borrower
            -------------------------
and each Lender is solely that of debtor and creditor, and neither the Administrative Agent nor any Lender has any fiduciary or other special relationship with each Borrower, and no term or condition of any of the DIP Financing Documents shall be construed so as to deem the relationship between each Borrower and any Lender to be other than that of debtor and creditor.

     11.15  Equitable Relief.  Each Borrower recognizes that in the event the
            ----------------
Borrowers fail to pay, perform, observe, or discharge any or all of the Indebtedness, any remedy at law may prove to be inadequate relief to the Administrative Agent and the Lenders. Each Borrower therefore agrees that the Administrative Agent and the Lenders, if the Administrative Agent or the Lenders so request, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

     11.16  No Waiver; Cumulative Remedies.  No failure on the part of the
            ------------------------------
Administrative Agent or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided for in this Agreement and the other DIP Financing Documents are cumulative and not exclusive of any rights and remedies provided by law.

     11.17  Severability.  Any provision of this Agreement held by a court of
            ------------
competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Agreement and the effect thereof shall be confined to the provision held to be invalid or illegal.

     11.18  Headings.  The headings, captions, and arrangements used in this
            --------
Agreement are for convenience only and shall not affect the interpretation of this Agreement.

     11.19  Non-Application of Chapter 346 of Texas Finance Code.  The
            ----------------------------------------------------
provisions of Chapter 346 of the Texas Finance Code are specifically declared by the parties hereto not to be applicable to this Agreement or any of the other DIP Financing Documents or to the transactions contemplated hereby.

     11.20  Construction.  Each Borrower, the Administrative Agent, and each
            ------------
Lender acknowledges that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other DIP Financing Documents with its legal counsel and that this Agreement and the other DIP Financing Documents shall be construed as if jointly drafted by the parties hereto.

     11.21  Independence of Covenants.  All covenants hereunder shall be given
            -------------------------
independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of an Event of Default if such action is taken or such condition exists.

     11.22  NO ORAL AGREEMENTS.  THIS AGREEMENT, THE NOTES, AND THE OTHER LOAN
            ------------------
DOCUMENTS REFERRED TO HEREIN REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL

AGREEMENTS AMONG THE PARTIES HERETO.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

BORROWERS:

PILLOWTEX CORPORATION
PILLOWTEX, INC.
PTEX HOLDING COMPANY
PILLOWTEX MANAGEMENT SERVICES COMPANY
BEACON MANUFACTURING COMPANY
MANETTA HOME FASHIONS, INC.
TENNESSEE WOOLEN MILLS, INC.
FIELDCREST CANNON, INC.
CRESTFIELD COTTON COMPANY
ENCEE, INC.
FCC CANADA, INC.
FIELDCREST CANNON FINANCING, INC.
FIELDCREST CANNON LICENSING, INC.
FIELDCREST CANNON INTERNATIONAL, INC.
FIELDCREST CANNON SF, INC. (formerly known as Fieldcrest Cannon Sure Fit, Inc.) FIELDCREST CANNON TRANSPORTATION, INC.
ST. MARYS, INC.
AMOSKEAG MANAGEMENT CORPORATION
DOWNEAST SECURITIES CORPORATION
BANGOR INVESTMENT COMPANY
MOORE'S FALLS CORPORATION
THE LESHNER CORPORATION
LESHNER OF CALIFORNIA, INC.
OPELIKA INDUSTRIES, INC.

By:  /s/ Anthony T. Williams
     Name:  Anthony T. Williams
     Title: President & CFO


                        Post-Petition Credit Agreement
                                Signature Page

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A., as Administrative Agent, Issuing Bank and a Lender

By:  /s/  William E. Livingston, IV
     William E. Livingstone, IV
     Managing Director


                        Post-Petition Credit Agreement
                                Signature Page

LENDERS:

                                           GOLDMAN SACHS CREDIT PARTNERS L.P.
THE BANK OF NOVA SCOTIA
                                            By:  /s/  David Salsalton
By:   /s/ D.N. Gillespie                    Name:  David Salsalton
Name:  D.N. Gillespie                       Title:    Authorized Signatory
Title: Managing Director

                                            ING BARING (U.S.) CAPITAL, LLC
CREDIT LYONNAIS - NEW YORK BRANCH
                                            By:  /s/  Joseph Adamo
By:   /s/ John-Charles Van Essche           Name:  Joseph Adamo
Name:  John-Charles Van Essche              Title:    Associate
Title: Vice President

                                            MARINER LDC
BANK ONE, TEXAS, N.A.
                                            By:  /s/  (Signature Illegible)
By:   /s/ Carl F. Shafer                    Name:
Name:  Carl F. Shafer                       Title:    Director
Title: Vice President


FLEET NATIONAL BANK, (formerly known as
Fleet Bank, N.A.)

By:   /s/ H. Michael Wills
Name:  H. Michael Wills
Title: Authorized Officer


                        Post-Petition Credit Agreement
                                Signature Page

                                   SCHEDULE A
                                   ----------

                             COMMITMENT PERCENTAGES
                             ----------------------


LENDER:                               COMMITMENT PERCENTAGE:
======                                =====================

BANK OF AMERICA, N.A.                              36.666667%

CREDIT LYONNAIS - NEW YORK BRANCH                  16.666667%

FLEET NATIONAL BANK                                16.666667%

THE BANK OF NOVA SCOTIA                            13.333333%

BANK ONE, TEXAS, N.A.                               6.666667%

GOLDMAN SACHS CREDIT PARTNERS L.P.                  3.333333%

ING BARING (U.S.) CAPITAL, LLC                      3.333333%

MARINER LDC                                         3.333333%

TOTAL:                                                   100%
=====                                                    ====

                                   EXHIBIT A
                                   ---------

                             CASH MANAGEMENT ORDER
                             ---------------------

                                 [See Attached]

                                   EXHIBIT B
                                   ---------

                         COMMITMENT TRANSFER SUPPLEMENT
                         ------------------------------

                                 [See Attached]

                                   EXHIBIT C
                                   ---------

                                 INTERIM ORDER
                                 -------------

                                 [See Attached]